EXHIBIT (K)(5)(A)

                               INSURANCE AGREEMENT
                                     Between
                        FINANCIAL SECURITY ASSURANCE INC.
                                       and
                  PROSPECT STREET(SM) HIGH INCOME PORTFOLIO INC.
                           Dated as of December 1, 1988

                                TABLE OF CONTENTS

         (This Table of Contents is for convenience of reference only and shall not be deemed to be a part of this Insurance Agreement.)

                                                                          Page

                                    ARTICLE I
DEFINITIONS ..........................................................       1

                                   ARTICLE II
                   REPRESENTATIONS, WARRANTIES AND COVENANTS
SECTION 2.01. Representations and Warranties of the Fund .............       2
SECTION 2.02. Affirmative Covenants of the Fund ......................       6
SECTION 2.03. Negative Covenants of the Fund .........................      13
SECTION 2.04. Special Covenants of the Fund ..........................      16

                                   ARTICLE III
                   THE SURETY BOND; INDEMNIFICATION; SECURITY
SECTION 3.01. Agreement To Issue Surety Bond ........................       20
SECTION 3.02. Conditions Precedent to Issuance of the Surety Bond ...       20
SECTION 3.03. Payment of Fees and Premiums ..........................       21
SECTION 3.04. Reimbursement Obligation ..............................       22
SECTION 3.05. Indemnification .......................................       22
SECTION 3.06. Payment Procedure .....................................       23
SECTION 3.07. Subrogation ...........................................       24

                                   ARTICLE IV
                               FURTHER AGREEMENTS
SECTION 4.01. Effective Date; Term of Agreement .....................       24
SECTION 4.02. Obligations Absolute ..................................       26
SECTION 4.03. Assignments; Reinsurance; Third-Party Rights ..........       26
SECTION 4.04. Liability of Financial Security and Fund ..............       27

                                    ARTICLE V
                               DEFAULTS; REMEDIES
SECTION 5.01. Defaults ..............................................       28
SECTION 5.02. Remedies; No Remedy Exclusive .........................       30
SECTION 5.03. Waivers ...............................................       32
SECTION 5.04. Agreement To Pay Fees and Expenses of Enforcement .....       32

                                   ARTICLE VI
                                 MISCELLANEOUS
SECTION 6.01. Amendments, Changes and Modifications .................       32
SECTION 6.02. Notices ...............................................       32
SECTION 6.03. Severability ..........................................       34
SECTION 6.04. Governing Law .........................................       34
SECTION 6.05. Consent of Financial Security .........................       34
SECTION 6.06. Counterparts ..........................................       34
SECTION 6.07. Recitals ..............................................       34
SECTION 6.08. Headings ..............................................       34
SECTION 6.09. Custody Receipts ......................................       35

APPENDIX I - Definitions
ANNEX I - Form of Surety Bond
ANNEX II - Form of Surety Assets Coverage Report
ANNEX III - Letter Reviewing Surety Assets
Coverage Calculation

                              INSURANCE AGREEMENT

    THIS INSURANCE AGREEMENT is made as of December 1, 1988 by and between Financial Security Assurance Inc. ("Financial Security") and Prospect Street(SM) High Income Portfolio Inc. (the "Fund").

                                   WITNESSETH:

    WHEREAS, the Fund proposes to issue up to 345 shares of its Preferred Stock, with an aggregate liquidation preference of $34,500,000, to finance the purchase by the Fund of certain assets; and

    WHEREAS, the Fund desires that Financial Security issue its Surety Bond guaranteeing certain payments of dividends on and redemption or liquidation preference amounts for the Preferred Stock; and

    WHEREAS, Financial Security has agreed to issue and deliver its Surety Bond upon the terms and subject to the conditions set forth herein; and

    WHEREAS, as consideration for the issuance of the Surety Bond, the Fund has agreed under the terms provided in this Agreement to reimburse Financial Security (with interest at the Late Payment Rate) for any amounts paid by Financial Security under the Surety Bond and to indemnify or reimburse Financial Security for certain other costs as more fully set forth herein and has acknowledged certain subrogation rights of Financial Security in respect of amounts paid by Financial Security under the Surety Bond and agreed to take certain actions as more fully set forth herein; and

    WHEREAS, the parties hereto desire to specify the conditions precedent to the issuance of the Surety Bond by Financial Security and to provide for certain other matters;

    NOW, THEREFORE, in consideration of the premises and of the agreements herein contained, Financial Security and the Fund agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

    All capitalized terms used herein shall have the meanings assigned thereto in Appendix I hereto.

                                   ARTICLE II
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

    Section 2.01. Representations and Warranties of the Fund. The Fund represents and warrants to, and covenants with, Financial Security as follows:

        (a) Due Organization. The Fund is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland.

        (b) Power and Authority. The Fund has all necessary corporate power and authority to conduct its business as a diversified closed-end management investment company, to enter into, deliver and perform the Fund Documents and to perform all of its obligations thereunder.

        (c) Due Qualification. The Fund is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) in all jurisdictions in which the nature of its business requires such qualification other than those jurisdictions in which the failure to be so qualified would not have a material adverse effect upon the business or financial condition of the Fund.

        (d) Due Authorization. The issuance of the Preferred Stock and the execution, delivery and performance of the Fund Documents by the Fund and the consummation of the transactions contemplated thereby (i) are within the corporate powers of the Fund, (ii) have been duly authorized by all necessary corporate action, (iii) do not require (or have not required) the Fund to obtain any additional approvals or consents or to take other action or give any notice to or make any filing with any Person or governmental agency or department except such as have been obtained and remain in full force and effect, and (iv) do not and will not result in or require the creation of any Lien upon or in respect of any of the Fund's properties.

        (e) Noncontravention. The issuance of the Preferred Stock and the execution, delivery and performance of the Fund Documents by the Fund and the consummation by the Fund of the transactions contemplated hereby or thereby and the fulfillment by the Fund of or compliance by the Fund with the terms and conditions of the Fund Documents will not:

            (i) conflict with or result in any breach or violation of any of the terms, conditions or provisions of any existing law, rule, regulation (including, without limitation, the provisions of the Investment Company Act, the Securities Act and Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Fund or of the Certificate or Bylaws or any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Fund is a party or by which it or any of its properties may be bound or affected, or

            (ii) constitute a default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) by the Fund under any of the foregoing;

    which conflict, breach, violation or default would materially and adversely affect the ability of the Fund to perform its obligations under the Fund Documents or would materially and adversely affect the rights, benefits or enforcement of remedies or practicable realization of such rights benefits or remedies of Financial Security hereunder or of Financial Security or any Holder under the Custody Agreement, or the Certificate or otherwise with respect to the Preferred Stock.

        (f) Pending Litigation or Other Proceeding. There is no pending action, proceeding or investigation before any court, governmental or administrative agency or arbitrator against or affecting the Fund, or any properties or rights of the Fund, or, to the Fund's knowledge after reasonable inquiry, any threatened action or proceeding before any of the foregoing, which, if decided adversely to the Fund, would materially and adversely affect the ability of the Fund to perform its obligations under the Fund Documents or would materially and adversely affect the rights, benefits or enforcement of remedies or practicable realization of such rights or benefits of Financial Security hereunder or of Financial Security or any Holder under the Custody Agreement or the Certificate or otherwise with respect to the Preferred Stock.

        (g) Valid and Binding Agreement. The Fund Documents constitute legal, valid and binding agreements of the Fund enforceable in accordance with their respective terms, except as the enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or general equitable principles.

        (h) Liabilities. Except with respect to the Notes and fees incurred in connection with the issuance of the Preferred Stock, the Common Stock and the Notes and the execution of this Agreement, the Fund has not incurred any indebtedness for borrowed money or, other than in the ordinary course of business, any other liabilities.

        (i) Compliance With Law, Regulations, Etc. The Fund has no notice nor any reason to believe that any practice, procedure or policy employed by the Fund in the conduct of its business violates any law, regulation, judgment, order, decree or agreement applicable to the Fund which, if enforced, would
    (i) have a material adverse effect on the Fund's ability to do business,
    (ii) have a material adverse impact on the Fund's earnings or financial condition or (iii) constitute grounds for the revocation of any license, charter, permit or registration which is material to the conduct of the Fund's business.

        (j) Taxes. The Fund has had no income to date that would require the filing of any income tax returns of any jurisdiction.

        (k) ERISA. The Fund does not maintain or contribute to any Plan subject to ERISA and does not expect to implement any such Plan.

        (1) Delivery of Information. None of the documents, reports, notices, leases, operating agreements, schedules, certificates, statements or other writings, including without limitation the Registration Statement and the Prospectuses (collectively, the "Documents"), furnished to Financial Security by the Fund contain any statement of a material fact by the Fund which was untrue or misleading in any material respect when made; provided, however, the Fund makes no representations or warranties as to the information contained in the Preferred Stock Prospectus on page 4 in the Section entitled "PROSPECTUS SUMMARY - Surety Arrangement Financial Security," on page 7 in the section entitled "PROSPECTUS SUMMARY - The Offering - Secondary Market," on pages 9 and 10 in the third and fourth paragraphs in the section entitled "PROSPECTUS SUMMARY - Special Considerations," on pages 30 and 31 in the fourth and fifth paragraphs in the section entitled "PORTFOLIO TRADING," in the section entitled "UNDERWRITING," in the section entitled "FINANCIAL SECURITY," or the financial statements relating to Financial Security or the information contained in the Note Prospectus on page 6 in the section entitled "PROSPECTUS SUMMARY - Surety Arrangement for Preferred Shares - Financial Security," on page 7 in the second and third paragraphs in the section entitled "PROSPECTUS SUMMARY - Special Considerations," the information on pages 27 and 28 in the fourth and fifth paragraphs in the section entitled "PORTFOLIO TRADING," in the section entitled "UNDERWRITING," or on pages 45 and 46 in the section entitled "SURETY ARRANGEMENT FOR PREFERRED SHARES - Financial Security" or the information contained in the Common Stock Prospectus on page 7 in the section entitled "PROSPECTUS SUMMARY Surety Arrangement for Preferred Shares - Financial Security," on pages 8 and 9 in the sixth and seventh paragraphs in the section entitled "PROSPECTUS SUMMARY Special Considerations," on page 10 in the second, third and fourth paragraphs in the section entitled "THE FUND," on pages 32 and 33 in the fourth and fifth paragraphs in the section entitled "PORTFOLIO TRADING," in the section entitled "UNDERWRITING" or on pages 50 and 51 in the section entitled "SURETY ARRANGEMENT FOR PREFERRED SHARES - Financial Security." Except as disclosed in writing to Financial Security, there is no fact known to the Fund (relating specifically to the Fund and not to national or local economic conditions generally) which could materially adversely affect the Fund or the Fund's ability to meet its obligations. Since the furnishing of the Documents, there has been no material change nor any development or event involving a prospective material change which would render any of the Documents untrue or misleading in a material respect.

        (m) Securities Laws Compliance; Registration Statement; Prospectuses. The Registration Statement and the Prospectuses, and all supplements or amendments thereto, comply in all material respects with the provisions of the Securities Act and the Investment Company Act, and the Indenture complies in all material respects with the Trust Indenture Act of 1939, as amended, and the Registration Statement and the Prospectuses do not contain an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. Neither the offer nor sale of the Preferred Stock, Common Stock or Notes in the Transaction will be in violation of the Securities Act or any state "blue sky" or securities laws. The Fund is in compliance in all material respects with all provisions of the Investment Company Act applicable to it.

        (n) Federal Reserve Board Regulations. No part of the initial proceeds o the sale of the Preferred Stock will be used to purchase or carry "Margin Securities" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System.

        (o) True and Complete Copies. All agreements and other material delivered to Financial Security or its counsel by or on behalf of the Fund are true and correct copies of what they purport to be.

    Section 2.02. Affirmative Covenants of the Fund. The Fund hereby covenants and agrees that during the Term of the Agreement:

        (a) Compliance With Agreements. The Fund shall comply in all material respects with the terms and conditions of the Fund Documents.

        (b) Corporate Existence. The Fund shall maintain its corporate existence and shall at all times continue to be duly organized, duly qualified and duly authorized (as described in Section 2.01(a), (c) and (d) hereof) and will not liquidate or dissolve nor consolidate or merge with or into any other corporation or other entity.

        (c) Fund To Provide Financial Statements; Accountants' Reports; Other Information. The Fund shall keep or cause to be kept in reasonable detail books and records of account of the Fund's assets and business, including, but not limited to, books and records relating to the Transaction. The books of the Fund shall be kept on an accrual basis and the Fund shall report its operations for tax purposes on an accrual basis.

            (i) Annual Financial Statements. The Fund shall furnish to Financial Security as soon as available, and in any event within 90 days after the close of each fiscal year of the Fund, the audited balance sheet of the Fund as of the end of such fiscal year and the audited statement of operations and an audited statement of changes in net assets of the Fund for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the report of the Fund's independent public accountants (who shall be reasonably acceptable to Financial Security) and by the certificate described in paragraph (d) below.

            (ii) Semiannual Financial Statements. The Fund shall furnish to Financial Security as soon as available, and in any event within 60 days after the first six months of each fiscal year of the Fund, an unaudited balance sheet of the Fund as of the end of such six months, an unaudited statement of operations of the Fund for such six-month period and an unaudited statement of changes in net assets of the Fund for such six-month period, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, accompanied by the certificate described in paragraph (d) below and a certificate of the chief financial officer of the Fund to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein) and that such financial statements fairly present the results of operations and financial condition of the Fund for the dates and periods indicated.

            (iii) Accountants' Reports. The Fund shall furnish to Financial Security, promptly upon receipt thereof, copies of any reports submitted to the Fund by its independent public accountants in connection with any examination of the financial statements of Fund made by such accountants.

            (iv) Valuation of Eligible Portfolio Property; Periodic Reports and Certificates.

                (A) Valuation Dates. The Bank of New York, as the Fund's
            custodian, is appointed the initial Collateral Evaluator and shall determine the Market Value and Surety Assets Value of each item of Eligible Portfolio Property and in the aggregate for all Eligible Portfolio Property on each Valuation Date.

                (B) Submission of Surety Assets Coverage Report. On or before
            5:00 p.m., New York City time, on the third Business Day after each Valuation Date, the Fund shall, and on any other date the Fund may, deliver to Financial Security a Surety Assets Coverage Report. On a quarterly basis (the last Business Day of January, April, July and October, commencing January 31, 1989), such Surety Assets Coverage Report shall be confirmed by a letter in the form attached to Annex 3 hereto from the Fund's independent accountants delivered to Financial Security within three Business Days of the delivery of the Surety Assets Coverage Report. If any such letter shows that an error was made in the Surety Assets Coverage Report reviewed or shows that a lower aggregate Surety Assets Value for the Eligible Portfolio Property was determined by the independent accountants, the calculation or determination made by such independent accountants shall be final and conclusive and shall be binding on the Fund and Financial Security, and the Collateral Evaluator shall accordingly amend the Surety Assets Coverage Report and deliver the amended Surety Assets Coverage Report to Financial Security.

                (C) Failure To Submit Surety Assets Coverage Report. At any time that the Fund has failed to deliver any Surety Assets Coverage Report required by Section 2.02(c)(iv)(B) or Section 2.02(c)(iv)(D) hereof, the Fund hereby authorizes Financial Security to direct, on behalf of the Fund, the Fund's independent accountants to prepare, execute and deliver to Financial Security (at Financial Security's expense in the case of a report required by Section 2.02(c)(iv)(D)) on behalf of the Fund the Surety Assets Coverage Report, as the case may be (prepared on the same basis as is required of the Fund pursuant to this Agreement). The Fund hereby agrees to cooperate to the fullest extent with Financial Security and such independent accountants in such preparation. At any time that the Fund's independent accountants have failed to deliver confirmations and/or verifications of the Surety Assets Coverage Report pursuant to the terms hereof, the Fund hereby authorizes Financial Security to contact and direct, on behalf of the Fund, such independent accountants to deliver such confirmations and/or verifications (at Financial Security's expense in the case of a report required by
            Section 2.02(c)(iv)(D)). The Fund hereby confirms that it has given written authorization to such accountants to take directions from Financial Security in the situations described in this Section 2.02(c). A failure by the Fund or its independent accountants to deliver a Surety Assets Coverage Report as required pursuant to
            Section 2.02(c)(iv) shall be deemed for all purposes of this Agreement as the delivery by the Fund of a Surety Assets Coverage Report showing a Surety Assets Value of Eligible Portfolio Property equal to $0.

                      (D) Additional Determinations of Market Value and Surety
             Assets Value. At the expense of Financial Security, the Collateral Evaluator shall make additional determinations of the Market Value and the Surety Assets Value of the Eligible Portfolio Property and shall deliver a Surety Assets Coverage Report within three Business Days following the Collateral Evaluator's receipt of any written request from Financial Security that such amounts be determined, which request shall not be delivered more frequently than twice during any 12-month period. Any such determination shall be done at the expense of Financial Security unless a Default or Event of Default shall have occurred and is continuing. To the extent requested by and at the expense of Financial Security (unless a Default or Event of Default shall have occurred and is continuing), the Fund shall provide Financial Security with an executed Surety Assets Coverage Report and the accountants' letter required by the last sentence of Section 2.02(c)(iv)(B) hereof in connection therewith.

                      (E) The Fund will provide Financial Security with a copy
             of any other report or certificate that the Fund is required to deliver, or cause to be delivered, to the Trustee under the Indenture, the holders of the Notes or the Holders of the Preferred Stock or the holders of the Common Stock.

            (v) Other Reports and Information. Promptly after the filing or sending thereof, copies of all proxy statements, financial statements and reports, and copies of all regular periodic and special reports and all registration statements which the Fund files with its public stockholders or the Securities and Exchange Commission or any other federal government agency, authority or body which supervises the issuance of securities by the Fund or any national securities exchange, as well as copies of all reports filed with the Fund pursuant to any of the Fund Documents. If available, the Fund shall provide, or otherwise make available, to Financial Security the registry or other listing of the names and addresses of the Holders of the Preferred Stock on an annual basis (or as frequently as quarterly, at the request of Financial Security) to the extent required by Financial Security to comply with regulation, law or court order or to comply with any request by appropriate governmental authorities.

        (d) Certificate of Compliance. The Fund shall deliver to Financial Security concurrently with the delivery of the financial statements required pursuant to paragraph (c)(i) and (c)(ii) above a certificate signed by the chief financial officer of the Fund stating that:

            (i) a review of such Fund's performance under this Agreement and the Fund Documents during such period has been made under such officer's supervision; and

            (ii) to such chief financial officer's knowledge following reasonable inquiry, no Event of Default or Default has occurred and is continuing, or if an Event of Default or Default has occurred and is continuing, specifying the nature thereof and, in the case of an Event of Default or Default if the Fund has a right to cure pursuant to
        Section 5.01 or otherwise, stating in reasonable detail the steps, if any, being taken by the Fund promptly to cure such event or to otherwise comply with the terms of this Agreement.

        (e) Access to Records; Discussions With Officers and Accountants. The Fund shall, upon the request of Financial Security (but without any liability for expenses of Financial Security), permit Financial Security, or its authorized agent, at reasonable times:

            (i) to inspect such books and records of the Fund as they may relate to the Preferred Stock, the obligations of the Fund under the Fund Documents, the Fund's business and the transactions consummated in connection herewith but not the names of ultimate beneficial holders of the Preferred Stock except to the extent required by Financial Security to comply with regulation, law or court order or to comply with any request by any appropriate governmental authorities;

            (ii) to discuss the affairs, finances and accounts of the Fund with any of its officers and directors; and

            (iii) to discuss the affairs, finances and accounts of the Fund with the Fund's independent accountants, provided that an officer of the Fund (or his designee) shall have the right to be present during such discussions.

        Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Fund. Such requests will not be made more frequently than semiannually until such time, if any, as Financial Security determines, in its sole discretion, that increased access is reasonably necessary under the circumstances which then exist and provides the Fund a written statement to that effect, specifying such circumstances. The books and records of the Fund will be maintained at the address of the Fund designated herein for receipt of notices, unless the Fund shall otherwise advise the parties hereto in writing.

        Financial Security shall keep confidential any matter of which it becomes aware through such inspections or discussions, except as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary to enforce this Agreement, the Custody Agreement or the other Fund Documents. If Financial Security is requested or required (by oral questions, interrogatories, requests for information or documents subpoena, civil investigative demand or similar process) to disclose any information of which it becomes aware through such inspections or discussions, Financial Security will promptly notify the Fund of such request(s) so that the Fund may seek an appropriate protective order and/or waive Financial Security's compliance with the provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, Financial Security is legally required, in the opinion of its counsel, to disclose such information, Financial Security may disclose such information without liability hereunder.

        (f) Inform Financial Security of Material Events. The Fund shall promptly inform Financial Security in writing of the following:

            (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation against the Fund involving an uninsured amount in excess of $100,000 in any one instance or $500,000 in the aggregate;

            (ii) the occurrence of any Default or Event of Default;

            (iii) the occurrence of any event of default (or event which with notice or the lapse of time or both would constitute an event of default) under the Indenture;

            (iv) any proceedings instituted by or against the Fund in any federal, state or local court or before any governmental body or agency, or before any arbitration board, or any such proceedings threatened by any governmental agency, which, if adversely determined, would have a material adverse effect upon the Fund's ability to perform its obligations under any Fund Document; and

            (v) the receipt of notice from any agency or governmental body having authority over the conduct of the Fund's business that (A) the Fund is being placed under regulatory supervision, (B) any license, permit, charter, membership or registration material to the conduct of the Fund's business is to be suspended or revoked, or (C) the Fund is to cease and desist any practice, procedure or policy employed by the Fund in the conduct of its business, and such cessation will materially adversely affect the conduct of the Fund's business or materially adversely affect the financial affairs of the Fund.

        (g) Further Assurances. Subject to Section 6.01, the Fund shall, upon the request of Financial Security, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of this Agreement. In addition, the Fund agrees to cooperate with S&P and Moody's in connection with any review of the Transaction which may be undertaken by S&P or Moody's after the date hereof and take such actions as may reasonably be required thereby to confirm the initial "AAA/Aaa" ratings on the Preferred Stock provided that the Fund shall not be required to take any action with respect to such ratings if in the reasonable judgment of the Fund such action would be adverse to the Fund or the holders of the Common Stock of the Fund or to obtain or maintain a Shadow Rating on the Preferred Stock of an investment grade provided that the Fund shall not be required to take any action with respect to a Shadow Rating if in its sole judgment such action would be detrimental to the Fund or the holders of the Common Stock of the Fund.

        (h) Compliance With Investment Company Act. The Fund shall comply in all material respects with provisions of the Investment Company Act applicable to it and the related regulations and rules promulgated by the Commission under the Investment Company Act.

        (i) ERISA. The Fund shall comply in all material respects with ERISA and shall not incur any liabilities to the PBGC or to any multiemployer plan under ERISA in connection with any Plan which would have a material adverse effect upon the financial condition of the Fund.

        (j) Custody Agreement. The Fund agrees to recognize, and hereby acknowledges, the rights of the Holders as described in Section 3.04 of the Custody Agreement.

        (k) Paying Agent Agreement. The Fund shall cause the Paying Agent to execute an agreement in such form and substance as shall be acceptable to Financial Security in which the Paying Agent agrees to give notices to Financial Security and the Custodian regarding moneys received from the Fund to pay amounts due under the Preferred Stock.

    Section 2.03. Negative Covenants of the Fund. The Fund agrees and covenants with Financial Security that at all times during the Term of the Agreement:

        (a) Amendments to Organic Documents; Changes in Nature or Conduct of Business. Without the prior written consent of Financial Security, which consent shall not be unreasonably withheld, the Fund shall not (i) amend, supplement or otherwise modify its Certificate or Bylaws (or permit any of the foregoing); (ii) change the nature of its business or operations from that of a closed-end management investment company incorporated in the State of Maryland and subject to regulation by the Commission under the Investment Company Act; or (iii) employ or pursue an investment strategy inconsistent with or in violation of the fundamental policies described in the Preferred Stock Prospectus under the heading "INVESTMENT OBJECTIVE AND POLICIES--Investment Restrictions"; provided, however, in the event that the claims paying ability of Financial Security is rated less than "AA+" by Standard & Poor's or "Aal" by Moody's, Financial Security agrees to provide such written consent if (A) reasonably required to maintain for the Preferred Stock a "AA+" or higher rating from SOP or a "Aal" or higher rating from Moody's and (B) the effect of the proposed action for which consent is required would not materially and adversely affect the rights, benefits or enforcement of remedies or practicable realization of such rights or benefits of Financial Security hereunder or of Financial Security or any Holder under the Custody Agreement or the Certificate or otherwise with respect to the Preferred Stock.

        (b) Creation of Indebtedness. Without the prior written consent of Financial Security, the Fund shall not create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.

        (c) Restrictions on Liens. The Fund will not create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence, of any Lien on any of its assets except for (i) Liens the validity of which are being contested in good faith by appropriate proceedings, (ii) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (iii) Liens to secure payment for services rendered by the Auction Agent or the Trustee with respect to the Notes in connection with the Preferred Stock or the Notes and (iv) Liens otherwise incurred in connection with borrowings made in the ordinary course of business in accordance with the Fund's stated investment objective, policies and restrictions.

        (d) Subsidiaries. The Fund shall not form, or cause to be formed, any subsidiaries.

        (e) Restrictions on Dividends. The Fund shall not declare or pay any dividends, or apply any of its property or assets to purchase, redeem or retire, or make any distribution by reduction of capital or otherwise in respect of, shares of capital stock of the Fund (other than the Preferred Stock) (all of the foregoing, "Restricted Payments"), unless such Restricted Payment is permitted by the Certificate and the Surety Assets Coverage is met immediately following such payment or application based upon the most recent Surety Assets Coverage Report.

        (f) Issuance of Stock. Without the prior written consent of Financial Security, the Fund shall not issue any capital stock other than (i) the Preferred Stock issued on the Date of Issuance or authorized to be issued under Section 4.01(b) hereof and (ii) the Common Stock.

        (g) Insolvency. The Fund shall not (i) commence any case, proceeding or other actions under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or
    (ii) seek appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or make a general assignment for the benefit of its creditors; the Fund shall not take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above; the Fund shall generally pay its debts as they become due and shall not admit in writing its inability to pay its debts as they become due.

        (h) Impairment of Rights. Without the prior written consent of Financial Security, the Fund shall not take any action, or fail to take any action, if such action or failure to take action will interfere with the enforcement of any rights under the Fund Documents that are material to the rights, benefits or obligations of Financial Security.

        (i) Waiver, Amendments, Etc. Subject to Section 2.03(a) above, without the prior written consent of Financial Security, the Fund shall not waive, modify or amend, or consent to any waiver, modification or amendment of any of the terms, provisions or conditions of the Fund Documents that are material to the rights, benefits or obligations of Financial Security.

        (j) Purchase or Sale of Securities. The Fund shall not, and shall cause its Investment Adviser not to, purchase or sell a security with knowledge that the effect of such purchase or sale will be to cause, or be likely to cause, the Surety Assets Coverage not to be met immediately subsequent to the consummation of such purchase or sale.

        (k) Investment Adviser. The Fund shall not designate a new Investment Adviser unless the Person to be designated as Investment Adviser has been approved by Financial Security which approval shall not be unreasonably withheld.

        (l) ERISA. The Fund shall not contribute or incur any obligation to contribute to any Plan.

Section 2.04. Special Covenants of the Fund.

        (a) Redemption of Preferred Stock or Notes. Upon redemption of any shares of Preferred Stock pursuant to the Certificate and upon redemption of any Notes pursuant to the Indenture during the Term of the Agreement, the Fund shall furnish or cause to be furnished to Financial Security a notice of such redemption.

        (b) Maintenance of Surety Assets Value. The Fund shall maintain Eligible Portfolio Property having a Surety Assets Value at least equal to the Surety Assets Coverage at all times during the Term of the Agreement.

        (c) Optional Redemptions by the Fund.

            (i) Unless otherwise approved in writing by Financial Security, the Fund shall not give any Notice of Redemption to effect any optional redemption of the Preferred Stock unless, prior to the mailing of such notice, the Fund shall have Deposit Securities in an amount available to pay in full the cash redemption price on the Redemption Date. Following the mailing of such Notice of Redemption, the Fund shall not reinvest the moneys so invested in Deposit Securities without the prior written consent of Financial Security.

            (ii) Without in any way affecting its obligations hereunder, this
        Section 2.04(c) shall not be deemed to limit the Fund's right to effect optional redemptions of Preferred Stock in its own discretion to the extent authorized by law and the Certificate.

        (d) Redemption Date and Redemption Notice. Unless Financial Security shall otherwise consent or request in writing, the Fund shall set the redemption date for any mandatory redemption of the Preferred Stock required under the Certificate at the latest Business Day possible under the provision of Section 5 of Article IV(C) of the Certificate.

        (e) Sale of Eligible Portfolio Property to Financial Security. Prior to liquidating any portion of its Eligible Portfolio Property pursuant to this
    Section 2.04, the Fund shall offer and sell such Eligible Portfolio Property to Financial Security if Financial Security offers a price which is equal to or greater than the price at which the Fund proposed to sell such Eligible Portfolio Property. Financial Security shall accept or reject each such offer as promptly as practicable and in any event not later than 24 hours after receipt thereof; provided, however, that in the event Financial Security fails to respond to any such offer by the close of business on the date such offer is received, the applicable price shall be the price at which the Fund proposes to sell such Eligible Portfolio Property on the following day.

        (f) Periodic Liquidation of Property.

            (i) The Fund shall liquidate property to the extent required to provide Deposit Securities available to pay the redemption price of any Preferred Stock on any Redemption Date. Unless Financial Security shall otherwise direct, such property will be liquidated at a rate no slower than equal weekly installments during the applicable Liquidation Period. "Liquidation Period" shall commence upon the occurrence of an event requiring redemption and shall expire on the date of mailing of the Notice of Redemption. Proceeds from such liquidation of property shall be invested in Deposit Securities.

            (ii) The Fund shall liquidate Eligible Portfolio Property consisting of Other Corporate Bonds and invest the proceeds thereof in Deposit Securities not later than a date 90 days after the occurrence of the Event of Default stated in Section 5.01(e) (the "First Deposit Date") unless on such date the Fund shall otherwise have Deposit Securities sufficient to redeem the Preferred Stock required to be redeemed in full on the date redemption of such Preferred Stock is required pursuant to this Agreement. Unless Financial Security shall otherwise direct, such Other Corporate Bonds will be liquidated at a rate no slower than equal weekly installments between the occurrence of such Event of Default and the First Deposit Date. The Fund shall liquidate remaining Eligible Portfolio Property and invest in Deposit Securities in an amount sufficient, when added to Deposit Securities held resulting from the liquidation required in the second preceding sentence, to pay the redemption price of the Preferred Stock not later than a date 30 days prior to the redemption of the Preferred Stock (the "Second Deposit Date"). Unless Financial Security shall otherwise direct, such Eligible Portfolio Property will be liquidated at a rate no slower than equal weekly installments between the First Deposit Date and the Second Deposit Date. Proceeds from such liquidation of Eligible Portfolio Property shall be invested in Deposit Securities.

            (iii) The Fund shall liquidate property to the extent required to provide Deposit Securities available to pay dividends on the Preferred Stock no later than 20 days prior to each Dividend Payment Date.

            (iv) On or before 12:00 noon, New York time, on the third Business Day prior to each Dividend Payment Date or a Redemption Date constituting a Scheduled Payment, but no earlier than five Business Days prior to each Dividend Payment Date or a Redemption Date constituting a Scheduled Payment of the Preferred Stock, as applicable, and on the Business Day preceding any other Redemption Date, the Fund shall deliver to the Paying Agent Cash out of the Deposit Securities sufficient to make the required payment with respect to the Preferred Stock.

            (v) The Fund shall specify on each Surety Assets Coverage Report the Deposit Securities that satisfy the requirements of Section 2.04(c) or
        Section 2.04(f) as of the related Valuation Date.

        (g) Certain Investment Limitations. The Fund shall not (i) acquire or otherwise invest in (A) repurchase agreements except those described in paragraph (b) of the definition of Short Term Money Market Instruments, (B) reverse repurchase agreements, (C) futures contracts or (D) options on futures contracts except to the extent such options do not exceed five percentum of the value of the total assets of the Fund, (ii) engage in short sales, (iii) overdraw any bank account, (iv) write options on portfolio securities other than call options on securities held in the Fund's portfolio or that the Fund has an immediate right to acquire through conversion or exchange of securities held in its portfolio or (v) engage in the lending of portfolio securities unless such lending would be permitted pursuant to the terms of the Indenture or, unless, in any such case, the Fund shall have received written consent from Financial Security.

        (h) Redemption of the Notes. If the Fund is prohibited from redeeming shares of Preferred Stock in connection with any Redemption Request by the provisions of the Investment Company Act, the Fund shall redeem as soon as practicable under the Indenture and from time to time the maximum principal amount of the Notes permitted to be redeemed under the Indenture as shall permit redemption of the Preferred Stock to proceed.

        (i) Redemption Prior to Stated Termination Date. The Fund agrees for the benefit of the Holders to call for redemption all outstanding shares of the Preferred Stock so that the Redemption Date for such redemption is on the Dividend Payment Date next preceding the Stated Termination Date unless the Fund shall have received written evidence from S&P, if the Preferred Stock is then rated by S&P, and from Moody's, if the Preferred Stock is then rated by Moody's, that the termination of the Surety Bond would not, of itself, result in a reduction or withdrawal of the ratings then applicable to the Preferred Stock.

                                   ARTICLE III

                   THE SURETY BOND; INDEMNIFICATION; SECURITY

    Section 3.01. Agreement To Issue Surety Bond. Financial Security agrees, subject to the conditions set forth in Section 3.02 hereof, to issue the Surety Bond.

    Section 3.02. Conditions Precedent to Issuance of the Surety Bond. As conditions precedent to the obligation of Financial Security to issue the Surety Bond, the Fund shall have complied with the terms and satisfied the conditions precedent set forth below, which compliance and satisfaction may be simultaneous with the delivery of the Surety Bond:

        (a) Financial Security shall have received a fully executed copy of each of this Agreement, the Indenture, the Custody Agreement, the Auction Agent Agreement, the Certificate, the agreement referred to in Section 2.02(k) hereof, the Premium Side Letter and the DTC Letter.

        (b) Financial Security shall have received a copy of the resolutions of the Fund's Board of Directors authorizing the execution and delivery and performance by the Fund of the Fund Documents and other matters contemplated thereby, and of all other documents evidencing any other necessary action of the Fund to enter into the Fund Documents certified by the Secretary or Assistant Secretary of the Fund accompanied by a certified copy of the Bylaws empowering the Board of Directors to authorize the foregoing (which certificate shall state that such resolutions are in full force and effect on the Date of Issuance).

        (c) Financial Security shall have received a certificate of the Secretary or an Assistant Secretary of the Fund certifying the name and true signatures of the officers of the Fund authorized to sign the Fund Documents and that stockholder consent to the execution and delivery of such documents and instruments is not necessary.

        (d) Financial Security shall have received a certificate of appropriate officers of the Fund to the effect that the representations and warranties of the Fund in this Agreement are true and correct in all material respects.

        (e) Financial Security shall have received all favorable opinions of counsel reasonably requested by Financial Security in form and substance reasonably acceptable to Financial Security and its counsel.

        (f) Financial Security shall have received true and correct copies of all governmental approvals, if any, necessary for the transactions contemplated by this Agreement.

        (g) Financial Security shall have received a copy of the written authorization given by the Fund to its independent accountants in connection with Section 2.02(c) hereof.

        (h) Financial Security shall have received such other documents, instruments, approvals or opinions requested by Financial Security as may be reasonably necessary to effect the Transaction.

        (i) There shall have been received from S&P and Moody's ratings of "AAA" and "aaa," respectively, on the Preferred Stock.

        (j) Financial Security shall have received payment in full of the portion of the Premium due on the Date of Issuance.

    Section 3.03. Payment of Fees and Premiums.

        (a) Legal Fees. The Fund (i) shall pay or cause to be paid legal fees and expenses (not to exceed $80,000) incurred to and including the Date of Issuance by Financial Security in connection with the issuance of the Surety Bond and (ii) shall reimburse Financial Security for all legal fees and expenses reasonably incurred after the Date of Issuance in connection with any amendment, waiver or other action of or with respect to the Agreement or any Fund Document or the Transaction.

        (b) Rating Agency Fees. The initial fees of S&P and Moody's with respect to the Preferred Stock and the transactions contemplated hereby shall be paid by the Fund in full on the date of issuance of the Surety Bond. All periodic and subsequent fees of S&P or Moody's with respect to the Preferred Stock shall be for the account of the Fund or, if paid by Financial Security, reimbursed by the Fund to Financial Security upon demand. The fees for any other rating agency shall be paid by the party requesting such other agency's rating, unless such other agency is a substitute for S&P or Moody's in the event that S&P or Moody's is no longer rating securities, in which case the cost for such agency shall be paid by the Fund.

        (c) Premium. The Premium shall be paid by the Fund pursuant to the terms of the Premium Side Letter.

        (d) Custodial Fees. The Fund shall pay or cause to be paid all fees and other amounts payable to the Custodian under the Custody Agreement.

    Section 3.04. Reimbursement Obligation. The Fund shall reimburse and indemnify Financial Security and shall immediately be liable for payment in full to Financial Security in accordance with this Agreement of the amount of any payment by Financial Security under the Surety Bond and the Fund shall pay interest on such amounts at the late Payment Rate until paid; provided that such payment obligation may be satisfied pursuant to the provisions of Section 3.07 hereof. The Fund agrees to pay to Financial Security any and all reasonable charges and expenses which Financial Security may pay or incur relative to the performance of this Agreement including, but not limited to, attorneys' (including up to $80,000 of attorneys' fees in connection with the issuance of the Surety Bond) and accountants' fees and expenses (including fees for any consent provided in connection with the Registration Statement or Prospectuses, any periodic reports or any materials used in connection with the auction of the Preferred Stock), payments of any fees and charges in connection with any accounts established to facilitate payments under the Surety Bond and any costs and expenses incurred by Financial Security in connection with the administration and enforcement of the Custody Agreement or the Fund Documents.

    All such amounts are to be immediately due and payable without demand.

    Section 3.05. Indemnification. In addition to any and all rights of indemnification, subrogation or any other rights pursuant hereto or under law or equity, the Fund agrees to pay, and to protect, indemnify and save harmless, Financial Security and its officers, directors, shareholders, employees and agents from and against any and all losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses of any nature arising out of or relating to the transactions contemplated by the Custody Agreement or the Fund Documents by reason of:

        (a) any omission or action (other than of or by Financial Security) in connection with the offering, issuance, sale, remarketing, auction or delivery of the Preferred Stock, the Common Stock or the Notes;

        (b) the negligence, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Fund in connection with any transaction arising from or relating to the Custody Agreement or any of the Fund Documents;

        (c) the violation by the Fund of any federal or state securities, banking or antitrust laws, rules or regulations in connection with any transaction arising from or relating to the Custody Agreement or any of the Fund Documents;

        (d) the violation by the Fund of any federal or state laws, rules or regulations relating to the maximum amount of interest permitted to be received on account of the loan of money in connection with any transaction arising from or relating to the Custody Agreement or any of the Fund Documents;

        (e) the breach by the Fund of its obligations under any of the Fund Documents; and

        (f) the breach by the Fund of any representation or warranty or misrepresentation on the part of the Fund contained in any of the Fund Documents or in any certificate furnished or delivered to Financial Security in connection herewith or therewith or pursuant hereto or thereto.

This indemnity provision, as well as the payment obligation set forth in Section 3.04, shall survive the termination of this Agreement and shall survive until the statute of limitations has run on any causes of action which arise from one of these reasons and until all suits filed as a result thereof have been finally concluded.

    Section 3.06. Payment Procedure. In the event of any payment by Financial Security, the Fund agrees to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability therefor to Financial Security to the extent provided herein. All payments to be made to Financial Security under this Agreement shall be made to Financial Security in lawful currency of the United States of America in immediately available funds at the address of Financial Security, provided in Section 6.02 hereof, before 1:00 p.m. (New York, New York time) on the date when due. Payments to be made to Financial Security under this Agreement shall bear interest at the Late Payment Rate from the date when due to the date paid.

   Section 3.07. Subrogation. The Fund acknowledges that, to the extent of any payment made by Financial Security pursuant to the Surety Bond, Financial Security is to be fully subrogated to the extent of such payment, to the rights of the Fund and the Holders to any moneys paid or payable under the Fund Documents. The Fund agrees to such subrogation and, further, agrees to execute such instruments and to take such actions as, in the sole judgment of Financial Security, are necessary to evidence such subrogation and to perfect the rights of Financial Security to receive any moneys paid or payable under the Fund Documents. Any amount applied to payment on the shares of Preferred Stock as to which Financial Security has made payment under the Surety Bond shall be deemed to satisfy the obligation of the Fund pursuant to Section 3.04 to reimburse Financial Security in an amount equal to the amount so applied. To the extent the Fund fully reimburses Financial Security pursuant to Section 3.04 hereof, the payment obligations of the Fund pursuant to the Fund Documents shall be deemed satisfied and Financial Security agrees to execute such instruments as may be necessary to demonstrate such satisfaction.

                                   ARTICLE IV
                               FURTHER AGREEMENTS

    Section 4.01. Effective Date; Term of Agreement.

        (a) This Agreement shall take effect on the Date of Issuance and shall remain in effect until such time as Financial Security is no longer subject to a claim under the Surety Bond (or Financial Security shall have received an opinion in form and substance and from counsel acceptable to Financial Security to the effect that Financial Security is no longer subject to a claim under the Surety Bond) and all amounts payable by the Fund hereunder, under the Premium Side Letter, under the Fund Documents and under the Preferred Stock have been paid in full.

        (b) At the request of the Fund, Financial Security shall deliver to the Custodian an endorsement to the Surety Bond to increase the coverage thereof in connection with an increase in the number of shares of Preferred Stock up to the number set forth in the first WHEREAS clause, provided (1) the conditions for the purchase of such Preferred Stock set forth in the Underwriting Agreement with respect to the Preferred Stock are satisfied,
    (2) the conditions set forth in Sections 4.01(c)(ii) and 4.01(c)(iii) (A),
    (B) and (D) hereof are met and (3) the ratio of the number of shares of Common Stock and Preferred Stock and the principal amount of Notes outstanding on the Date of Issuance and immediately following such issuance of additional Preferred Stock shall be the same.

        (c) The Surety Bond shall expire on December 5, 1993; provided however, that such expiration date shall be extended in one or more successive terms of one, two, three, four or five years as designated by the Fund but in no event later than December 5, 1998, such extension to be effective six months prior to the Stated Termination Date, in the event that (i) Financial Security has received no later than 190 days prior to the Stated Termination Date a written request from the Fund requesting such extension and specifying such new expiration date, (ii) the Fund has paid all premiums due hereunder and under the Premium Side Letter and (iii) as of the date of such request and the date of such extension (A) there has not occurred and is not continuing a Default or Event of Default, (B) the Surety Assets Coverage is met, (C) the ratio of the outstanding principal of Notes plus the aggregate liquidation value of the Preferred Stock to the Fund "assets" less "liabilities" not constituting "senior securities" (as such terms are used in Section 18 of the Investment Company Act) does not exceed 45% and (D) the Fund is not in violation of any material provision of the Investment Company Act of 1940. In consideration for the agreement by Financial Security to such extension of the term of the Surety Bond and provided that the claims paying ability of Financial Security is not then rated "AA+" or less by S&P or "Aa" or less by Moody's, the Fund shall not replace the Surety Bond at any time prior to December 5, 1998 with any surety bond, financial guaranty or other credit enhancement. In the event the conditions described in the preceding sentence are met and the conditions described in (ii) and (iii) of the preceding sentence are met, Financial Security shall deliver to the Custodian an endorsement to the Surety Bond providing for such extension of the expiration date.

    Section 4.02. Obligations Absolute. The obligations of the Fund hereunder during the Term of the Agreement shall be absolute and unconditional, and will be paid or performed strictly in accordance with this Agreement irrespective of:

            (i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to any agreement of the Fund relating to the Fund Documents, the Custody Agreement, the Surety Bond or this Agreement;

            (ii) any exchange or release of any other obligations hereunder; or

            (iii) any other circumstances, other than payment in full, which might otherwise constitute a defense available to, or discharge of, the Fund in respect to this Agreement or any other Fund Document and the Fund hereby waives its rights of, abatement, diminution, postponement or deduction, or to any defense other than payment, or to any right of setoff or recoupment arising out of any breach under any of the Fund Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to the Fund.

Nothing herein shall be construed as prohibiting the Fund from pursuing any rights or remedies it may have against any other Person in a separate legal proceeding.

    Section 4.03. Assignments; Reinsurance; Third-Party Rights.

        (a) This Agreement shall be a continuing obligation of the Fund and shall (i) be binding upon the Fund and its respective successors and assigns, and (ii) inure to the benefit of and be enforceable by Financial Security and its successors, transferees and assigns. The Fund may not assign this Agreement, or delegate any of its duties hereunder, without the prior written consent of Financial Security. Nothing contained herein shall restrict Financial Security from assigning to any lender or lenders under any liquidity facility any rights of Financial Security under this Agreement or with respect to any real or personal property or other interests pledged to Financial Security, or in which Financial Security has a security interest, in connection with the transaction contemplated hereby. No assignment by Financial Security of any of its rights or obligations under this Agreement shall discharge any obligation of Financial Security under the Surety Bond or give any party other than Financial Security the right to exercise rights, consents and waivers hereunder.

        (b) Financial Security shall have the right to give participations in its rights under this Agreement and to enter into contracts of reinsurance with respect to the Surety Bond and each such participant or reinsurer shall be entitled to the benefit of any representation, warranty, covenant and obligation of the Fund hereunder as if such participant or reinsurer was a party hereto.

        (c) Except as provided herein with respect to participants and reinsurers and as provided in the Surety Bond, nothing in this Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Holder, other than Financial Security, against the Fund, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. No Holder shall have any right to payment from any premiums paid or payable hereunder or from any amounts paid by the Fund pursuant to Section 3.04 or 3.05 hereof.

    Section 4.04. Liability of Financial Security and Fund. Neither Financial Security nor the Fund shall be responsible for any act or omission of the Custodian with respect to its use of the Surety Bond. Neither Financial Security, the Fund nor any of their respective officers, directors or employees shall be liable or responsible for: (a) the use which may be made of the Surety Bond by the Custodian or for any acts or omissions of the Custodian in connection therewith; or (b) the validity, sufficiency, accuracy or genuineness of documents, or of any endorsement(s) thereon (other than signatures or other endorsements actually signed by Financial Security or the Fund), even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged. In furtherance and not in limitation of the foregoing, Financial Security may accept documents that appear on their face to be in order, without responsibility for further investigation.

                                    ARTICLE V

                               DEFAULTS; REMEDIES

    Section 5.01. Defaults. The occurrence of any of the following events shall constitute an Event of Default hereunder:

        (a) the Fund shall fail to pay to Financial Security when due any amount payable by the Fund hereunder or under any other Fund Document;

        (b) any default by the Fund in its performance of any covenant contained herein (other than as set forth in Section 2.04(b), (e) or (f) hereof) and such default shall continue for at least 30 days after written notice thereof by Financial Security to the Fund requesting that such default be cured if such default would, in the reasonable judgment of Financial Security, materially and adversely affect the ability of the Fund to perform its material obligations under any Fund Document or would materially and adversely affect the material rights, material benefits or enforcement of remedies or the practicable realization of such material rights or material benefits of Financial Security hereunder or of Financial Security or any Holder under the Custody Agreement or the Certificate or otherwise with respect to the Preferred Stock;

        (c) any material representation or warranty made by the Fund herein or in connection herewith shall prove to be incorrect in any material respect when made or deemed made if such breach would, in the reasonable judgment of Financial Security, materially and adversely affect the ability of the Fund to perform its material obligations under any Fund Document or would materially and adversely affect the material rights, material benefits or enforcement of remedies or the practicable realization of such material rights or material benefits of Financial Security hereunder or of Financial Security or any Holder under the Custody Agreement or the Certificate or otherwise with respect to the Preferred Stock;

        (d) any failure by the Fund to maintain Eligible Portfolio Assets having a Surety Assets Value at least equal to the Surety Assets Coverage, which failure is not cured within eight Business Days;

        (e) any failure by the Fund, on or prior to the date six months prior to the Stated Termination Date of the Surety Bond, to either (A) obtain from Financial Security an extension to the term of the Surety Bond or (B) obtain notice in writing from each of Moody's and S&P that termination of the Surety Bond will not adversely affect the then outstanding ratings of the Preferred Stock;

        (f) the Internal Revenue Service makes a final determination that the Fund does not qualify for any taxable year for exemption from federal income taxation and such determination would, in the reasonable judgment of Financial Security, materially and adversely affect the ability of the Fund to perform its material obligations under any Fund Document or would materially and adversely affect the material rights, material benefits or enforcement of remedies or the practicable realization of such material rights or material benefits of Financial Security hereunder or of Financial Security or any Holder under the Custody Agreement or the Certificate or otherwise with respect to the Preferred Stock;

        (g) the Fund commences a voluntary case concerning it under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commented against the Fund under any the Bankruptcy Code and relief is ordered against the Fund or the petition is controverted but is not dismissed within 60 days after the commencement of the case; or the Fund is not generally paying its debts as such debts become due; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Fund; or a decree or order is entered by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator for the Fund in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceeding, or for the winding up or liquidation of the affairs of the Fund, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or the Fund consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceeding, or relating to the Fund or of or relating to substantially all of its property; or the Fund makes a general assignment for the benefit of creditors; or any action is taken by the Fund for the purpose of effecting any of the foregoing;

        (h) the Fund shall have denied that it has any or further liability or obligation under any Fund Document, or the Preferred Stock or any governmental agency or authority shall find or rule that any Fund Document or the Preferred Stock are not valid or binding on the Fund, if such denial, finding or ruling would, in the reasonable judgment of Financial Security, materially and adversely affect the ability of the Fund to perform its material obligations under any Fund Document or the Preferred Stock or would materially and adversely affect the material rights, material benefits or enforcement of remedies or the practicable realization of such material rights or material benefits of Financial Security hereunder or of Financial Security or any Holder under the Certificate or otherwise with respect to the Preferred Stock;

        (i) the Fund shall fail to perform or observe any of its covenants or agreements set forth in, or to take any action required by, Section 2.04(e) or (f) hereof; or

        (j) the failure by the Fund to make a payment of dividend or redemption price when due on the Preferred Stock or to declare a dividend on the Preferred Stock when contemplated by the Certificate and not prohibited by applicable corporate law or the Investment Company Act.

    Section 5.02. Remedies; No Remedy Exclusive.

        (a) Upon the occurrence of an Event of Default (other than a Surety Assets Coverage Event of Default), Financial Security may take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts then due and thereafter to become due under the Fund Documents or to enforce performance and observance of any obligation, agreement or covenant of the Fund under the Fund Documents.

        (b) If an Event of Default shall have occurred and be continuing, the Fund shall, upon receipt of a written request from Financial Security (a "Redemption Request"), deliver a Notice of Redemption pursuant to Section 5(b) of Article IV(C) of the Certificate with respect to, and shall redeem, such number of shares of Preferred Stock as shall be specified by Financial Security in such Redemption Request on a date designated by Financial Security not earlier than 15 days after the giving of such Redemption Request or such longer period as may be required by applicable law, provided that in the case of a Surety Assets Coverage Event of Default, Financial Security shall, within one Business Day, deliver a Redemption Request and the redemption date for such Redemption Request shall not be later than 35 days following the giving of such Redemption Request; however, the maximum number of shares of Preferred Stock that the Fund shall be required to redeem shall be the least number of whole shares of Preferred Stock the redemption of which, if deemed to have occurred on the Valuation Date as of which the Fund had failed to maintain such Surety Assets Coverage, could have been effected using the deemed proceeds (i.e., assuming sale at the Market Value) from the deemed sale of "Special Redemption Assets." For purposes hereof, Special Redemption Assets shall mean such portfolio holdings as are identified by the Fund in its sole discretion, the deemed sale of which for cash on the applicable Valuation Date on which the Surety Assets Coverage was not met would have caused the Surety Assets Coverage on a pro forma basis to have been met on such Valuation Date. The Fund need not liquidate the Special Redemption Assets; however, assets liquidated to effect the redemption must have the same Discount Factor or Factors as the Special Redemption Assets identified by the Fund. Any Redemption Request (other than a Redemption Request given pursuant to a Surety Assets Coverage Event of Default), once delivered, may be withdrawn by Financial Security at any time prior to the mailing of the related Notice of Redemption. Financial Security may deliver one or more Redemption Requests with respect to a single Event of Default.

        (c) Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Fund Documents or existing at law or in equity. No delay or omission to exercise any right or power accruing under the Fund Documents upon the happening of any event set forth in Section 5.01 hereof shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Financial Security to exercise any remedy reserved to Financial Security in this Article, it shall not be necessary to give any notice, other than such notice as may be required in this Article.

    Section 5.03. Waivers.

        (a) No failure by Financial Security to exercise, and no delay by Financial Security in exercising, any right hereunder shall operate as a waiver thereof. The exercise by Financial Security of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to Financial Security are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

        (b) Financial Security shall have the right, to be exercised in its complete discretion, to waive any Event of Default hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by Financial Security and delivered to the Fund. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

    Section 5.04. Agreement To Pay Fees and Expenses of Enforcement. Upon the occurrence of an Event of Default hereunder, the Fund agrees that it will pay or reimburse Financial Security on demand for all costs and expenses, including, without limitation, the reasonable fees and expenses of attorneys for the enforcement of performance or observance of any obligation or agreement on the part of the Fund herein contained.

                                   ARTICLE VI
                                  MISCELLANEOUS

    Section 6.01. Amendments, Changes and Modifications. This Agreement may be amended, changed, modified, altered or terminated only by written instrument or written instruments signed by Financial Security and the Fund. A copy of each amendment, change, modification or alteration shall be provided to the Rating Agencies.

    Section 6.02. Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed or personally delivered or telexed or telecopied to the recipient as follows:

    (a) To Financial Security:          Financial Security Assurance Inc.
                                        350 Park Avenue
                                        New York, NY 10022
                                        Attention: Surveillance Department
                                        Telex No.:    (212) 688-3101
                                        Confirmation: (212) 826-0100
                                        Telecopy No.: (212) 755-5165

                                        (In each case in which notice or other
                                        communication to Financial Security
                                        refers to an Event of Default, a Surety
                                        Assets Coverage Event of Default, a
                                        claim on the Surety Bond or with respect to which failure on the part of Financial Security to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of Senior Vice President-Surveillance.)

   (b) To the Fund:                     Prospect Street(SM) High Income
                                          Portfolio Inc.
                                        One Financial Center
                                        Boston, MA 02111
                                        Attention: President
                                        Telephone No.: (617) 350-5718
                                        Telecopy No.:  (617) 350-5725

    (c) To the Custodian:               Bankers Trust Company
                                        Corporate Trust and Agency Group
                                        4 Albany Street
                                        New York, NY 10006

    A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon delivery, except when telexed or telecopied, in which case they shall be effective upon telex or telecopy against receipt of answerback or written confirmation.

    Section 6.03. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by Financial Security hereunder is unavailable or unenforceable shall not affect in any way the ability of Financial Security to pursue any other remedy available to it.

    Section 6.04. Governing Law. This Agreement shall be construed and governed by, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with, the laws of the State of New York.

    Section 6.05. Consent of Financial Security. In the event that Financial Security's consent is required under the terms hereof or any other Fund Document, it is understood and agreed that, except as otherwise provided expressly herein, the determination whether to grant or withhold such consent shall be made solely by Financial Security in its absolute discretion. Without intending to limit any other bases for withholding consent, it shall not be unreasonable for Financial Security to withhold any consent or approval required pursuant to the Agreement if the proposed change would result in the downgrading of a Shadow Rating. Financial Security shall inform the Rating Agencies of any proposed change or alternate procedures for which consent or approval of Financial Security is required in the investment guidelines described in the Preferred Stock Prospectus or the definitions.

    Section 6.06. Counterparts. This Agreement may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

    Section 6.07. Recitals. All of the recitals hereinabove set forth are incorporated in this Agreement by reference.

    Section 6.08. Headings. The headings of articles, sections and subsections contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. All references to articles, sections or subsections of this Agreement refer to the corresponding sections or subsections of this Agreement.

    Section 6.09. Custody Receipts. For all purposes hereof, a holder of a Custody Receipt with respect to any Preferred Stock shall be deemed to be the holder of such Preferred Stock.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.

FINANCIAL SECURITY:              FINANCIAL SECURITY ASSURANCE INC.

                                  By:  /s/ Robert P. Cochran
                                           --------------------
                                           Senior Vice President

FUND:                            PROSPECT STREET(SM) HIGH INCOME PORTFOLIO INC.

                                 By:   Richard E. Omohundro, Jr.
                                       ---------------------------
                                 Title  President
                                      ----------------------------

                                   APPENDIX I

                                   DEFINITIONS

    General Definitions. The terms defined in this Article I shall have the meanings provided herein for all purposes of this Agreement, unless the context clearly requires otherwise, in both singular and plural form, as appropriate.

    "Additional Indebtedness" shall have the meaning provided in the Premium Side Letter.

    "Agreement" means the Insurance Agreement dated as of December 1, 1988, between the Fund and Financial Security to which this Appendix I is attached, including any amendments or any supplements hereto as herein permitted.

    "Auction Agent" shall have the meaning provided in the Certificate.

    "Auction Agent Agreement" shall have the meaning provided in the Certificate.

    "Auction Date" shall have the meaning provided in the Certificate.

    "Auction Procedures" shall have the meaning provided in the Certificate.

     "Bankers' Acceptances" means U.S. dollar-denominated bankers' acceptances issued by foreign or domestic banks having (or being the principal operating subsidiary of a bank holding company having) a long-term unsecured debt rating of "AA" or better by S&P and "Aa" or better by Moody's and having a short-term unsecured debt rating of "A-1+" by S&P and "P-1" by Moody's and having a maturity when delivered of less than six months.

    "Business Day" means any day excluding Saturday, Sunday and a day on which commercial banks in New York City or Boston, Massachusetts are authorized or required by law to close under the laws of the State of New York or the Commonwealth of Massachusetts, as the case may be, or a day on which the New York Stock Exchange is closed for trading.

    "Bylaws" means the Bylaws of the Fund as approved by its board of directors, including any amendments or any supplements thereto as herein provided.

    "Cash" means such coin or currency of the United States of America as at the time shall be legal tender for payment of public and private debts.

    "Certificate" means the Fund's Articles of Amendment and Restatement as in effect on the date hereof and as subsequently amended, changed or modified with the prior written consent of Financial Security.

    "Collateral Evaluator" means a broker-dealer, government securities dealer, municipal securities dealer, investment advisor or a bank regularly making a market in the Eligible Portfolio Property being valued, or a Person regularly engaged in evaluating the same or similar collateral, who is selected by Financial Security with respect to each type of Eligible Portfolio Property.

    "Commercial Paper" means dollar-denominated commercial paper of a foreign or domestic issuer rated "A-1+" by S&P and "P-1" by Moody's (if only one of such agencies has issued a rating for such commercial paper, then only the rating of such agency will be required), having a maturity of not more than 270 days.

    "Commission" means the Securities and Exchange Commission.

    "Common Stock" means the Common Stock, $.01 par value, of the Fund.

    "Common Stock Prospectus" means the Prospectus dated November 28, 1988 with respect to the Common Stock, as supplemented or amended from time to time, filed on behalf of the Fund under the Securities Act and the Investment Company Act.

    "Conventional Mortgage Pass-Through Certificates" means an instrument issued in bearer or registered form, that is one of a class or series or by its terms is divisible into a class or series, and that is of a type commonly dealt in upon securities exchanges or markets or commonly recognized in any area in which it is issued or dealt in as a medium for investment, evidencing (directly or indirectly) a proportional undivided interest in specified pools of whole mortgage loans that are secured by a valid first lien on each mortgagor's fee or leasehold interest in related mortgaged property (except for Permitted Tax Liens and other matters to which like properties are commonly subject which neither individually nor in the aggregate materially interfere with the benefits of the security intended to be provided by such mortgages or deeds of trust, and standard exceptions and exclusions in title insurance policies) on one- to four-unit residences (including, without limitation, owner-occupied attached or detached single-unit residences, two- to four-unit primary residences, condominiums, second/vacation homes and nonowner occupied residences) and with respect to which the Required Documentation is required to be held by a trustee or independent custodian, which mortgage loans are serviced pursuant to servicing agreements with servicers that have either expressed the intention to advance funds to meet deficiencies (to the extent such servicers reasonably believe such advances are recoverable) or provided for alternative credit enhancement in lieu thereof, and which instruments have been rated "AA" or higher by S&P and "Aa" or higher by Moody's (if only one of such agencies has issued a rating for such instrument, then only the rating of such agency will be required), provided that a Conventional Mortgage Pass-Through Certificate shall be eligible for inclusion as Eligible Portfolio Property only so long as it meets the above requirements, as the Fund shall confirm in writing, or by reference to publications of Moody's and S&P, by confirmation from a nationally recognized securities dealer having a minimum capitalization of $25 million or by such other means as Financial Security shall approve.

    "Corporate Bonds" means (a) Rated Public Corporate Bonds, (b) Other Corporate Bonds and (c) World Bank Securities.

    "Custodian" means Bankers Trust Company, a New York banking corporation, until a successor replaces it pursuant to the Custody Agreement and, thereafter, means the successor.

    "Custody Agreement" means the Custody Agreement dated as of December 1, 1988 between Bankers Trust Company, as custodian, and Financial Security relating to the Preferred Stock.

    "Date of Issuance" means the date on which the Surety Bond is issued.

    "Default" means any fact or event which results or which, with notice or the passage of time, or both, would result in an Event of Default.

    "Demand Deposit" means a demand deposit account (i) with a depositary institution having an unsecured short-term debt rating of "A-1+" by S&P and "P-1" by Moody's payable to, or at the direction of, the account holder without the requirement to give, or the right of the depositary to demand, notice and the expiration of a period of time prior to honoring any direction of the account holder or (ii) fully insured as to principal and interest with an FDIC- or FSLIC-insured depositary institution, provided that the Fund at any time has no more than $100,000 in such an account and any other FDIC- or FSLIC-insured account or certificate of such institution, and provided further that, if the depositary institution, to the best of knowledge of the Fund, is at any time insolvent, such demand deposit account shall cease to be Eligible Portfolio Property for all purposes herein.

    "Deposit Securities" means Cash and U.S. Government Securities (having a remaining term to maturity that is not more than 30 days) and Short Term Money Market Instruments (which Short Term Money Market Instruments are issued by an entity having an unsecured long-term debt rating of: "A2" or higher by Moody's and "A" or higher by S&P) which mature prior to the time the payment is due for which such Deposit Securities have been deposited.

    "Discount Factor" means, for any Eligible Portfolio Property (other than World Bank Securities, which shall have a number assigned as a Discount Factor as shall be agreed to by Financial Security), the number set forth below opposite such type of Eligible Portfolio Property (it being understood that any asset held as Eligible Portfolio Property and not listed below shall have a Surety Assets Value of zero):

Type of Property(l)                                         Discount Factor
------------------                                          ---------------
Type I Corporate Bonds:                                          1.50
Type II Corporate Bonds:                                         1.55
Type III Corporate Bonds:                                        1.60
Type IV Corporate Bonds:                                         1.65
Type V Corporate Bonds:                                          1.70
Type VI Corporate Bonds:                                         1.80
Type VII Corporate Bonds:                                        1.90
Type VIII Corporate Bonds:                                       2.05
Type IX Corporate Bonds:                                         2.20
Other Corporate Bonds:                                           2.25
GNMA Certificates with fixed interest rates:                     1.35
GNMA Certificates with adjustableb interest rates:               1.54
FHLMC and FNMA Certificates with fixed interest rates:           1.45
FHLMC and FNMA Certificates with adjustable interest rates:      1.58
FHLMC Multifamily Securities:                                    1.65
FHLMC and FNMA Certificates with variable interest rates:        1.65
GNMA Multifamily Securities:                                     (2)
GNMA Graduated Payment Securities(3):                            1.55
Conventional Mortgage Pass-Through Certificates:                 (2)
U.S. Government Securities having a remaining
   term to maturity of one day:                                  1.00
U.S. Government Securities having a remaining
    term to maturity of 90 days or less but more than one day:   1.10
U.S. Government Securities having a remaining term to maturity
    of more than 90 days but not more than five years:           1.28
U.S. Government Securities having a remaining term to maturity
    of more than five years but not more than 10 years:          1.35
U.S. Government Securities having a remaining term to
    maturity of more than 10 years but not more than 15 years:   1.45
U.S. Government Securities having a remaining term to maturity
    of more than 15 years but not more than 30 years:            1.50
Cash and Short Term Money Market Instruments with a term
    of one day:                                                  1.00
Short Term Money Market Instruments with a term of more
    than one day:                                                1.10
Commercial Paper rated "A-1+" by S&P and "P-1" by Moody's
    with a term of one day:                                      1.00
Commercial Paper rated "A-1+" by S&P and "P-1" by Moody's
    with a term of more than one day:                            1.10
Commercial Paper rated "A-1" by S&P and "P-1" by Moody's         1.60
Commercial Paper rated "A-2" by S&P and "P-2" by Moody's         1.65
----------
    (1) If a security is rated by only one of Moody's and S&P, then only the rating of such agency shall be used to determine the Discount Factor; provided, however, that the Discount Factor shall be increased by adding .10 to the Discount Factor shown above. A security with a "split" rating by S&P and Moody's shall be deemed to fall under the lower of the two ratings for purposes of determining the Discount Factor.

    (2) The Discount Factor shall be that which is agreed to by Financial Security.

    (3) A Discount Factor of 1.55 applies in the case of GNMA Graduated Payment Securities as to which the Fund notifies the Collateral Evaluator that scheduled principal payments are being made to holders; in the case of GNMA Graduated Payment Securities as to which the Fund notifies the Collateral Evaluator that scheduled principal payments are not being made to holders, the Discount Factor shall be that which is agreed to by Financial Security.

    "Dividend Payment Date" shall have the meaning provided in the Certificate.

    "DTC Letter" means the Letter Agreement dated December 5, 1988 to the Depository Trust Company from the Fund and the Auction Agent, as amended and supplemented.

    "Eligible Portfolio Property" means Corporate Bonds, Cash, Government Securities, Short Term Money Market Instruments and Conventional Mortgage Pass-Through Certificates owned by the Fund, provided that Deposit Securities irrevocably deposited by the Fund with the Trustee for the payment of principal of, or interest on, the Notes or with the Paying Agent for redemption of or dividend payments with respect to the Preferred Stock shall not be included as Eligible Portfolio Property and, provided further, that a Corporate Bond shall not be included as Eligible Portfolio Property (i) if it fails to meet the criteria in column (1) below or (ii) it has a remaining term to maturity of more than 30 years or (iii) to the extent (and only to the proportionate extent) the acquisition or holding thereof by the Fund as Eligible Portfolio Property causes any applicable limitation set forth in column (2) or (3) below to be exceeded as of any relevant date of determination (provided that in the event that any such limitation or any other percentage limitation set forth in this definition of Eligible Portfolio Property is exceeded, the Fund (or, if the Fund shall fail to do so, Financial Security) shall designate, in its sole discretion, the particular Corporate Bond(s) and/or portions thereof which shall be deemed to have caused such limitation to be exceeded) or (iv) such Corporate Bond is subject to a covered call option:

                                     Column (1)              Column (2)                  Column (3)
                                     ----------              ----------                  ----------
                                                                                       Maximum percent
                                                           Maximum percent            of Market Value of
                                                         of Market Value of           Eligible Portfolio
                                  Minimum original       Eligible Portfolio           Property invested
    Standard & Poor's/              issue size of       Property invested in         in any one Industry
    Moody's Rating (1)               each issue           any one issuer(2)              Category(2)
   -------------------            ---------------       --------------------         -------------------
                                   ($ in millions)
    AAA/Aaa                             $100                    10.0%                       50.0%
    AA/Aa                                100                    10.0                        33.3
    A/A                                  100                    10.0                        33.3
    BBB/Baa                              100                     5.0                        20.0
    BB/Ba                                100(3)                  4.0                        12.0
    B/B1 or B2                           100(3)                  3.0                         8.0
    CCC(4)/B3                            100(3)                  3.0                         8.0
    Other Corporate Bonds                 50(5)                  3.0                         8.0
    A-1+/P1(6)                           N/A                    10.0                         N/A
    A-l/Pl(6)                            N/A                    10.0                        33.3
    A-2/P2(6)                            N/A                     5.0                        20.0
----------

(1)  Rating designations include (+) or (-) modifiers to the S&P rating and (1), (2) or (3) modifiers to the Moody's rating where appropriate except that corporate debt obligations rated "CCC-" by S&P shall not constitute Eligible
     Portfolio Property. An issue with a "split" rating by S&P and Moody's shall be deemed to fall under the lower of the two ratings for purposes hereof. If only one of such agencies has issued a rating for such instrument, then only the rating of such agency is required; provided, however, that not more than 15% of the aggregate value of the
     Rated Corporate Bonds shall be comprised of Corporate Bonds having a rating from only one of such agencies.

(2)  The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category, except that the calculations with respect to commercial paper investments constituting Corporate
     Bonds shall be made separately and independently of but on the same basis as the cumulative total guidelines applicable to other types of Corporate Bonds.

(3)  20% of the aggregate value of all Corporate Bonds in these rating categories may be from issues with an original issue size of greater than or equal to $50 million and less than $100 million.

(4)  To constitute Corporate Bonds, corporate debt obligations in this rating category that are rated by S&P must be subordinated debt of the issuer and the issuer must have an implied senior debt rating of "B-" or better. The aggregate Market Value of corporate debt obligations in this rating category may not constitute more than 20% of the aggregate Market Value of Eligible Portfolio Property.

(5)  Other Corporate Bonds may not constitute more than 30% of the aggregate Market Value of the Eligible Portfolio
     Property. Not more than 18% of the aggregate value of the Eligible Portfolio Property may consist of Other
     Corporate Bonds having an original issue size of $50 million or more but less than $100 million, provided that not more than 9% of the aggregate value of the Eligible Portfolio Property may consist of Other Corporate Bonds having an original issue size of $50 million or more but less than $75 million.

(6)  Represents commercial paper investments.

Other assets may be specified as Eligible Portfolio Property with the written consent of Financial Security.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and, unless the context otherwise requires, the regulations thereunder.

    "Event of Default" means any event of default set forth in Section 5.01 hereof.

    "FDIC" means the Federal Deposit Insurance Corporation, and includes any successor thereto.

    "Federal Funds" means a transfer of funds in accordance with Subpart B of Regulation J of the Board of Governors of the Federal Reserve System and Operating Circular No. 8 of the Federal Reserve Bank of New York, as both are in effect from time to time.

    "FHLMC" means the Federal Home Loan Mortgage Corporation or other agency, corporation or instrumentality of the United States to which the duties and powers of the Federal Home Loan Mortgage Corporation have been transferred.

     "FHLMC Certificate" means a mortgage participation certificate in physical or book-entry form, the timely payment of interest on and the ultimate collection of principal of which is guaranteed by FHLMC, and which evidences a proportional undivided interest in, or participation interest in, specified pools of fixed-, variable- or adjustable-rate, level pay, fully amortizing mortgage loans secured by first-priority mortgages on one- to four-family residences.

     "FHLMC Multifamily Security" means a "Plan B Multifamily Security" in physical or book-entry form, the timely payment of interest on and the ultimate collection of principal of which is guaranteed by FHLMC, and which evidences a proportional undivided interest in, or participation interest in, specified pools of fixed-, variable- or adjustable-rate mortgage loans secured by first-priority mortgages on multifamily residences, the inclusion of which as Eligible Portfolio Property has been approved by Financial Security.

    "Financial Security" means Financial Security Assurance Inc., a New York stock insurance company, its successors and assigns.

    "FNMA" means the Federal National Mortgage Association, a United States Government-sponsored private corporation established pursuant to Title VIII of the Housing and Urban Development Act of 1968, and includes any successor thereto.

    "FNMA Certificate" means a mortgage pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by FNMA, and which evidences a proportional undivided interest in specified pools of fixed-, variable- or adjustable-rate, fully amortizing mortgage loans secured by first-priority mortgages on single-family residences.

    "FSLIC" means the Federal Savings and Loan Insurance Corporation and includes any successor thereto.

    "Fund" means Prospect Street(SM) High Income Portfolio Inc., a Maryland corporation.

    "Fund Documents" means the Indenture, the Certificate, the Auction Agent Agreement, the Indemnification Agreement, the DTC Letter and this Agreement.

    "GNMA" means the Government National Mortgage Association or other agency, corporation or instrumentality of the United States to which the duties and powers of the Government National Mortgage Association have been transferred.

    "GNMA Certificate" means a fully modified pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA and which evidences a proportional undivided interest in specified pools of fixed-, variable- or adjustable-rate, fully amortizing mortgage loans secured by first-priority mortgages on single-family residences.

    "GNMA Graduated Payment Security" means a fully modified pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States, and which evidences a proportional undivided interest in specified pools of graduated payment mortgage loans with payments that increase annually at a predetermined rate for up to the first five or 10 years of the mortgage loan and that are secured by first-priority mortgages on one- to four-unit residences.

    "GNMA Multifamily Security" means a fully modified pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States, and which evidences a proportional undivided interest in specified pools of fixed-rate mortgage loans secured by first-priority mortgages on multifamily residences, the inclusion of which as Eligible Portfolio Property has been approved by Financial Security.

    "Government Securities" means U.S. Government Securities, GNMA Certificates, GNMA Graduated Payment Securities, GNMA Multifamily Securities, FNMA Certificates, FHLMC Certificates and FHLMC Multifamily Securities.

    "Holders" shall have the meaning provided in the Certificate.

    "Indebtedness" means (i) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations); (ii) obligations as lessee under leases which should have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (iii) current liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (iv) obligations issued for the account of any Person; (v) all obligations arising under acceptance facilities; (vi) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; and (vii) obligations secured by any Lien on property of the Fund, whether or not the obligations have been assumed.

    "Indemnification Agreement" means the Indemnification Agreement dated December 5, 1988 among the Fund, Financial Security and Drexel Burnham Lambert Incorporated.

    "Indenture" means the Indenture dated as of December 1, 1988 between the Fund and Shawmut Bank, N.A., as Trustee, as amended or supplemented from time to time in accordance with this Agreement.

    "Industry Category" means, as to any Corporate Bond, any of the industry categories set forth in the following table:

   1. Aerospace and Defense
   2. Automobile/Auto Parts/Truck Manufacturing
   3. Banks/Savings and Loans/Finance Companies/Consumer Credit
   4. Financial Services-Brokerage/Syndication/Leasing
   5. Real Estate Development/REITS/Building/Construction
   6. Broadcasting--TV, Cable and Radio
   7. Publishing
   8. Electrical Equipment/Electronics/Computers
   9. Diversified/Conglomerate Services
  10. Diversified/Conglomerate Manufacturing
  11. Leisure/Amusement/Motion Pictures
  12. Agricultural Chemicals
  13. Chemicals
  14. Food/Tobacco
  15. Beverage
  16. Retail
  17. Consumer Durable Goods/Home Furnishings/Childcare/Toys
  18. Grocery/Convenience Stores
  19. Healthcare/Drugs/Hospital Supplies
  20. Personal Care Products/Cosmetics
  21. Hotel/Gaming
  22. Insurance Companies
  23. Machinery
  24. Metals/Mining
  25. Oil/Natural Gas/Oil Services
  26. Packaging/Containers
  27. Paper/Forest Products/Printing
  28. Pollution Control/Waste Removal
  29. Utilities
  30. Rail/Trucking/Overnight Delivery
  31. Telephone/Communications
  32. Textiles/Apparel
  33. Transportation/Airlines
  34. Agriculture/Agricultural Equipment
  35. Miscellaneous

    "Initial Dividend Period" means the period beginning on the Date of Issuance and ending on but not including January 19, 1989.

    "Insured Certificate of Deposit" means a U.S. dollar-denominated current-interest-paying negotiable certificate of deposit fully insured as to principal and interest by the FDIC or FSLIC, provided that no more than 25% of the face amount of Pledged Property shall be comprised of such certificates, and provided, further, that (i) the Fund at any time owns no more than $100,000 of such certificates and other FDIC- or FSLIC-insured accounts of such issuing institution and (ii) such insured institution is not, to the best knowledge of the Fund, at any time, insolvent or being liquidated under the auspices of the FDIC or FSLIC.

     "Investment Adviser" means the investment adviser under contract with the Fund to provide investment management services, initially Prospect Street Investment Management Co., Inc.

     "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time.

     "Late Payment Rate" means a per annum rate equal to 3% in excess of the prime or reference lending rate publicly announced by Morgan Guaranty Trust Company of New York, as in effect from time to time, but in no event shall the Late Payment Rate be greater than the maximum rate permitted by law or the Maximum Applicable Rate as defined in the Certificate.

     "Lien" means any lien, mortgage, security interest, pledge, charge or other encumbrance of any kind whatsoever.

     "Liquidation Period" shall have the meaning set forth in Section 2.04(f) hereof.

     "Market Value" means the amount determined by the Collateral Evaluator with respect to Eligible Portfolio Property in the manner set forth below, provided that any property (i) that does not constitute Eligible Portfolio Property or
(ii) that is in default shall be deemed to have a Market Value of zero:

          (a) as to any Corporate Bond, the lower of (i) the applicable redemption price for such Corporate Bond as of the Reporting Date or, if such Corporate Bond is not then subject to redemption, the unpaid principal balance of such Corporate Bond as of the Reporting Date and (ii) the lower of two bid prices for such Corporate Bond provided by two nationally recognized securities dealers with a minimum capitalization of $25 million or by one such securities dealer and any other source consented to in writing by Financial Security to the custodian of the Fund's assets, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Collateral Evaluator by any such means by the custodian of the Fund's assets, plus
     (iii) accrued and unpaid interest on such Corporate Bond if such interest is not included in the above prices; provided, however, that if two bid prices cannot be obtained, such Corporate Bond shall have a Market Value of zero;

          (b) as to any Other Corporate Bond, the lower of (i) the applicable redemption price for such Corporate Bond as of the Reporting Date or, if such Corporate Bond is not then subject to redemption, the unpaid principal balance of such Corporate Bond as of the Reporting Date and (ii) the average bid price on such Other Corporate Bond, as quoted to the Fund as of such Reporting Date during normal trading hours on the New York Stock Exchange, Inc. by two nationally recognized securities dealers with a minimum capitalization of $25 million regularly making a market in such Other Corporate Bond selected by the Collateral Evaluator; provided, however, that, if the lower of the two bids is not within 5% of the higher bid, the lower bid shall be used; provided, however, that if the Collateral Evaluator is able to obtain only one bid quotation in accordance with clause (ii) above, the Collateral Evaluator may request from Financial Security a second bid price obtained by Financial Security at its own expense from any nationally recognized securities dealer with a minimum capitalization of $25 million, which bid quotation obtained shall be averaged with the bid quotation obtained by the Collateral Evaluator in clause (ii) above; provided, further, however, that, if such second bid quotation is obtained but the lower of the two bids is not within 5% of the higher bid, the lower bid shall be used; and provided, further, that, if no second bid quotation can be or is obtained from Financial Security as provided herein, the single bid quotation shall be used to determine Market Value of such Other Corporate Bond; plus (iii) accrued interest on such Other Corporate Bond (if such interest is not included in the above price);

          (c) as to any U.S. Government Securities having a remaining term to maturity of more than 30 days, GNMA Certificates, GNMA Graduated Payment Securities, GNMA Multifamily Securities, FNMA Certificates, FHLMC Certificates and FHLMC Multifamily Securities, the lower of (i) the face amount or aggregate principal amount of such U.S. Government Security or the aggregate unpaid principal amount of the mortgage loans evidenced by each such certificate or security, as the case may be, as determined by the Collateral Evaluator by any method which the Collateral Evaluator believes reliable (unless Financial Security shall otherwise require), which may include amounts shown on the most recent report related to the Certificate or security received by the Fund prior to the Reporting Date, and (ii) the lower of the bid prices for the same kind of certificates, securities or instruments, as the case may be, having, as nearly as practicable, comparable interest rates and maturities provided by two nationally recognized securities dealers having minimum capitalization of $25 million or by one such securities dealer and any other source consented to in writing by Financial Security to the Fund, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Collateral Evaluator by any such means by the Fund; plus (iii) accrued and unpaid interest thereon if such interest is not included in the above prices; provided, however, that if two bid prices cannot be obtained, such item will have a Market Value of zero;

          (d) as to any U.S. Government Securities having a remaining term to maturity of 30 days or less and Short Term Money Market Instruments (other than Demand Deposits, federal funds, Bankers' Acceptances and next Business Day's Repurchase Agreements), the face amount or aggregate principal amount of such U.S. Government Securities or Short Term Money Market Instruments, as the case may be, plus accrued and unpaid interest thereon;

          (e) as to Conventional Mortgage Pass-Through Certificates, the lower of (i) the outstanding aggregate principal balance of the mortgage loans underlying the certificates as determined by the Collateral Evaluator by any method which the Collateral Evaluator believes reliable, which may include amounts based on verbal reports of the servicers of the related mortgage loans to the Collateral Evaluator, as of the applicable Reporting Date and (ii) the dollar value of the lower of two bid prices per dollar of outstanding principal amount as of such applicable Reporting Date for such certificates, provided by two nationally recognized securities dealers having minimum capitalization of $25 million or by one such securities dealer and any other source consented to in writing by Financial Security to the Fund, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Collateral Evaluator by any such means by the Fund; plus (iii) accrued and unpaid interest thereon if such interest is not included in the above prices; provided, however, that if two bid prices cannot be obtained, such item shall have a Market Value of zero; and

          (f) as to Cash, Demand Deposits, Federal Funds, Bankers' Acceptances and next Business Day's Repurchase Agreements included in Short Term Money Market Instruments, the face value thereof.

     "Maximum Applicable Rate" means such term as defined in the Certificate.

     "Moody's" means Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by Financial Security.

     "Note Prospectus" means the Prospectus dated November 28, 1988 with respect to the Notes, as supplemented or amended from time to time, filed on behalf of the Fund under the Securities Act and the Investment Company Act.

     "Notes" means the Fund's Series A Senior Notes issued pursuant to the Indenture on the Date of Issuance and any additional debt securities issued under the Indenture and qualifying as Additional Indebtedness.

     "Notice of Redemption" shall have the meaning provided in the Certificate.

     "Other Corporate Bonds" means corporate debt obligations (other than (a) Short-Term Money Market Instruments, (b) U.S. Government Securities, (c) Commercial Paper, (d) corporate debt obligations that are both registered under the Securities Act and rated by S&P and/or Moody's, (e) corporate debt obligations rated lower than "CCC" by S&P or lower than "B3" by Moody's, (f) corporate debt obligations rated "CCC" by S&P that are not subordinated debt of the issuer of such obligations and (g) World Bank Securities), which corporate debt obligations (i) were issued by a Person whose financial statements were the subject of an opinion prepared by a nationally recognized independent public accounting firm at the time of purchase of the applicable corporate debt obligation; (ii) have been registered under the Securities Act or, if a security exempt from registration under Section 3 of the Securities Act or a security issued in a transaction exempt from the registration requirements of Section 5 of the Securities Act, are not a Restricted Security in the hands of the Fund, as of the relevant date of determination, as applicable; (iii) are interest-paying obligations which provide for the regularly scheduled payment of interest thereon and the payment of principal thereof at a stated date or dates in Cash and were issued in the United States; and (iv) do not provide for conversion or exchange into equity capital at any time over its life. Notwithstanding the foregoing, any corporate debt obligation (or portion thereof, if applicable) otherwise within the provisions of the preceding sentence shall not be deemed an Other Corporate Bond if (and, if applicable, only to the extent that) (i) as of the relevant date of determination (A) it has an unpaid principal balance of less than $100,000; (B) it has had notice given to the holders thereof which has not expired or been rescinded (of which notice the Fund shall have reasonable knowledge) that such corporate debt obligation is the subject of an offer by the issuer of such corporate debt obligation of exchange or tender for cash, securities or any other type of consideration (except that corporate debt obligations in an amount not exceeding 10% of the aggregate value of the Eligible Portfolio Property (including Rated Public Corporate Bonds) shall not be subject to the provisions of this clause (B)); (C) to the reasonable knowledge of the Fund, the Fund owns, directly or indirectly, more than 10% of the aggregate principal amount of the issue of which such corporate debt obligation is a part at the time out-standing; or (D) to the reasonable knowledge of the Fund, such corporate debt obligation is in default under the terms of its governing instruments; or (ii) at the time of purchase, the Fund owned, directly or indirectly, more than 10% of the aggregate principal amount of the issue of which such corporate debt obligation is a part. In the event that the Fund shall exceed any percentage limitation set forth in this definition of Other Corporate Bonds, the Fund (or, if the Fund shall fail to do so, Financial Security) shall designate, in its sole discretion, the particular Other Corporate Bonds) and/or portions thereof which shall be deemed to have caused the Fund to exceed such limitation and therefore shall not be deemed within the definition of Other Corporate Bonds.

     "Paying Agent" means Bankers Trust Company, a New York banking corporation.

     "Permitted Indebtedness" means (i) the Notes, (ii) any Indebtedness (including, without limitation, reverse repurchase agreements) in any case where such Indebtedness is for temporary purposes (within the meaning of Section 18 of the Investment Company Act) only and in an amount not exceeding five per centum of the Market Value of the total assets of the Fund at the time when the Indebtedness is incurred and with a banking institution that agrees not to institute bankruptcy proceedings against the Fund for a period of one year and a day after the repayment of such indebtedness, (iii) Additional Indebtedness and any other Indebtedness approved by Financial Security, (iv) Indebtedness incurred in the ordinary course of business and which is represented by fees for services, taxes, directors' fees or similar expenses, provided that such other similar expenses shall not exceed $75,000 at any one time in the aggregate or
(v) Indebtedness during a customary settlement period for the deferred purchase price for securities purchased.

     "Permitted Tax Liens" means liens of general and special taxes and assessments on the property in question.

     "Person" means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business or owner trust, partnership or other organization or entity (whether governmental or private).

     "Plan" means a pension plan maintained for employees of the Fund which is subject to Title IV of ERISA.

     "Preferred Stock" means the 300 shares of Taxable Auction Rate Preferred Stock, aggregate liquidation preference of $30,000,000, issued by the Fund on the Date of Issuance and any additional shares of Taxable Auction Rate Preferred Stock issued thereafter up to 45 shares, with an aggregate liquidation preference of not more than $4,500,000, and covered by the Surety Bond pursuant to the terms of this Agreement or such lesser number of shares as may be outstanding at any time.

     "Preferred Stock Prospectus" means the Prospectus dated
November 28, 1988 with respect to the Preferred Stock, as supplemented or amended from time to time, filed on behalf of the Fund under the Securities Act and the Investment Company Act.

     "Premium" means the premium calculated as set forth in the Premium Side Letter.

     "Premium Side Letter" means the side letter between Financial Security and the Fund dated the Date of Issuance setting forth the payment provisions with respect to the premium payable by the Fund in consideration of the issuance of the Surety Bond.

     "Projected Dividend Amount" for the Preferred Stock means, if the date of determination is a Valuation Date, the amount of dividends, based on the number of shares of Preferred Stock outstanding on such Valuation Date, projected to accumulate on such shares from such Valuation Date through the sixty-third day after such Valuation Date, at the following dividend rates:

          (a) If the Valuation Date is the Date of Issuance or a Dividend Payment Date, (i) for the Dividend Period beginning on the Original Issuance Date or such Dividend Payment Date and ending on (but not including) the first following Dividend Payment Date, the Applicable Rate in effect on such Valuation Date and (ii) for the period beginning on (and including) the first following Dividend Payment Date and ending on (and including) the sixty-second day following such Valuation Date, the product of 1.95 and (x) the Maximum Applicable Rate on the Date of Issuance (in the case of the Date of Issuance) or (y) the Maximum Applicable Rate as of the last occurring Auction Date (in the case of any Dividend Payment Date); and

          (b) If such Valuation Date is not the Date of Issuance or a Dividend Payment Date, (i) for the period beginning on such Valuation Date and ending on (but not including) the first following Dividend Payment Date, the Applicable Rate in effect on such Valuation Date, and (ii) for the period beginning on (and including) the first following Dividend Payment Date and ending on (but not including) the sooner of the second following Dividend Payment Date or the sixty-third day following such Valuation Date, the product of 1.95 and (x) the Maximum Applicable Rate on the Date of Issuance (in the case of a Valuation Date occurring prior to the first Auction Date) or (y) the Maximum Applicable Rate on the last occurring Auction Date (in the case of any other Valuation Date) and (iii) for the period, if any, beginning on (and including) the second following Dividend Payment Date and ending on (but not including) the sixty-third day following such Valuation Date, the product of 2.50 and the rate specified in clause (x) or (y) above.

     If the date of determination is not a Valuation Date, then the Projected Dividend Amount on such date of determination shall equal the Projected Dividend Amount therefor on the immediately preceding Valuation Date, adjusted to reflect any decrease in the number of shares of Preferred Stock outstanding.

     "Prospectuses" means, collectively, the Common Stock Prospectus, the Preferred Stock Prospectus and the Note Prospectus.

     "Rated Public Corporate Bonds" means corporate debt obligations (other than Short Term Money Market Instruments, U.S. Government Securities, Other Corporate Bonds and World Bank Securities) rated from "CCC" to "AAA" by S&P and/or from "B3" to "Aaa" by Moody's (or in the case of commercial paper rated as provided in the definition of Eligible Portfolio Property) which corporate debt obligations (i) provide for the periodic payment of interest thereon in Cash and were issued in the United States, (ii) do not provide for conversion or exchange into equity capital at any time over their respective lives, (iii) have been registered under the Securities Act (such requirement shall not apply with respect to commercial paper), and (iv) have not had notice given in respect thereof that any such corporate debt obligations are the subject of an offer by the issuer thereof of exchange or tender for cash, securities or other type of consideration (except that corporate debt obligations including Other Corporate Bonds in an amount not exceeding 10% of the aggregate value of the Eligible Portfolio Property at any time shall not be subject to the provisions of this clause (iv).

     "Redemption Date" means the date specified in a Notice of Redemption given by the Fund in respect of the Preferred Stock or a date on which the Preferred Stock is required to be redeemed pursuant to Section 5(b)(i) of Article IV C of the Certificate.

     "Redemption Request" shall have the meaning provided in Section 5.02(b).

     "Registration Rights" means a right in favor of the holders of a majority or less than a majority of the principal amount of securities of a particular issue of securities to require registration of such securities under the Securities Act or an obligation of the issuer of such securities (subject to customary limitations relating to the amount sold, market conditions and the like) to file or cause to be filed a registration statement under the Securities Act within a specified period of time not to exceed 12 months either from the date of issuance of such securities or the date of such demand.

     "Registration Statement" means the Registration Statement on Form N-2 filed under the Securities Act and the Investment Company Act with respect to the Preferred Stock, the Notes and the Common Stock as declared effective by the Commission.

     "Reporting Date" means, with respect to any price referred to in the definition of "Market Value," the date as of which the Market Value of an item of Eligible Portfolio Property is to be determined pursuant to this Agreement or, if no such price is available as provided above for such date, the next closest prior date as of which such price is so available, provided that if such price is not available as of a date within five Business Days next preceding the date as of which the determination of such Market Value is to be made, then the Market Value shall be deemed to be zero as of the Reporting Date.

     "Repurchase Agreement" means a repurchase obligation with respect to a U.S. Government Security, FNMA Certificate, FHLMC Certificate or GNMA Certificate entered into with a depository institution, the deposits of which are insured by the FDIC or FSLIC, and that has an unsecured short-term debt rating of "A-1+" by S&P and "P-1" by Moody's (if only one of such agencies has issued a rating for such institution, then only the rating of such agency shall be required) which obligation must be repurchased within one Business Day from the date such repurchase obligation was executed.

     "Required Documentation," with respect to a mortgage loan, means:

          (a) the mortgage note or other evidence of indebtedness secured by the mortgage endorsed without recourse in blank or to the trustee or other custodian and accompanied by an assignment thereof;

          (b) the mortgage, deed of trust, deed to secure debt or similar security instruments encumbering real property or related documentation, with evidence of recording or filing thereof, in each case accompanied by assignments thereof, executed in blank or to the trustee or other custodian, in recordable form as may be appropriate in the jurisdiction where the property is located and evidence that such assignment has been recorded in the name of the trustee or other custodian, and such trustee or other custodian receives an opinion of counsel (containing only such exceptions as may be permissible under the indenture or other agreement pursuant to which the mortgage loan is pledged to the trustee in connection with the related Conventional Mortgage Pass-Through Certificate) to the effect that, notwithstanding that the assignment of the mortgage has not been recorded, the actions taken with respect to the mortgage loan are sufficient to permit the trustee or other custodian to avail itself of all protection available under applicable law against the claims of any present or future creditors of the issuer, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the mortgage and the related mortgage note by the issuer from being enforceable, or will create a valid assignment of and a valid and perfected lien upon and security interest in a mortgage and related mortgage note, which lien and security interest is (except for the trustee's lien securing certain obligations of the issuer to the trustee as provided in the indenture pursuant to which the mortgage loan is pledged to the trustee in connection with the related Conventional Mortgage Pass-Through Certificate) prior in right to all other security interests therein created or perfected under the Uniform Commercial Code (as in effect in the jurisdiction where the property is located);

          (c) in the case of mortgage notes covered by private mortgage insurance, evidence that such mortgage notes are so insured; and

          (d) a copy of the title insurance policy or an opinion or certificate of counsel stating that the mortgage constitutes a first lien on the premises described in such mortgage (which opinion or certificate may be subject to exceptions for Permitted Tax Liens and other matters to which like properties are commonly subject which neither individually nor in the aggregate materially interfere with the benefits of the security interest intended to be provided by such mortgage and standard exceptions and exclusions from mortgage title insurance policies)

     "Restricted Security" is a corporate debt obligation which (a) is a "restricted security" as defined in Rule 144(a)(3) under the Securities Act or any successor rule, law or interpretation; provided, however, that such meaning shall not apply with respect to any corporate debt obligation if there exists Registration Rights with respect to the issue of which such corporate debt obligation is a part or (b) is subject to any further material condition to, or restriction on, the ability of the Fund to sell, assign, transfer or otherwise liquidate such corporate debt obligation in a commercially reasonable time and manner or which would otherwise materially deprive the Fund of the benefits of such corporate debt obligation intended to be provided hereunder; provided, however, that, notwithstanding the foregoing limitations, any requirement of registration or qualification applicable with respect to a corporate debt obligation pursuant to federal and any applicable state or other securities laws and any requirement of delivery of any certificate, consent, agreement, approval, opinion of counsel, notice or any other document of any Person reasonably necessary or appropriate in connection with the sale of such corporate debt obligation pursuant to any exemption from registration or qualification under federal and any applicable state or other securities laws and/or the registration or qualification of such corporate debt obligation under such federal and applicable state or other securities laws and the delivery of any certificate or other document usual or customary in connection with the transfer or registration of transfer of securities shall not be deemed to cause such corporate debt obligations to be deemed a "Restricted Security" under the foregoing clause (b).

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Shadow Rating" means the rating that would be assigned by Moody's or S&P to the Preferred Stock if the Surety Bond were not in effect.

     "Short Term Money Market Instruments" means the following kinds of instruments, if on the date of purchase or other acquisition by the Fund of such instrument the remaining term to maturity thereof is not more than 30 days:

          (a) Demand Deposits, Insured Certificates of Deposit or Bankers' Acceptances or Federal Funds sold to any depositary institution, the deposits of which are insured by the FDIC or the FSLIC, provided that, at the time of the Fund's investment therein or on any Valuation Date, the commercial paper or other unsecured short-term debt obligations of such depositary institution are rated as least "A-1+" by S&P and "P-1" by Moody's;

          (b) Repurchase Agreements; and

          (c) Commercial Paper.

     "S&P" means Standard & Poor's Corporation, a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized rating agency designated by Financial Security.

     "State" means the State of New York.

     "Stated Termination Date" means December 5, 1993 or such later date as indicated in an endorsement to the Surety Bond issued by Financial Security extending the expiration date of the initial Surety Bond.

     "Surety Assets Coverage Event of Default" means an Event of Default specified in Section 5.01(d) hereof.

     "Surety Assets Coverage" means, as of any date, the dollar amount equal to
(A) the sum of (i) 100% of the aggregate principal amount of the Notes then outstanding; (ii) $100,250 times the number of shares of Preferred Stock then outstanding; (iii) the aggregate amount of accrued interest on the Notes then outstanding, plus an amount equal to 63 days' interest on such principal amount of the Notes; (iv) the aggregate amount of accumulated but unpaid dividends with respect to the Preferred Stock to such date, plus the Projected Dividend Amount of the Preferred Stock then outstanding from such date until the sixty-third day thereafter; (v) the aggregate principal amount of any then outstanding indebtedness of the Fund for money borrowed (other than the Notes); and (vi) the greater of $200,000 or the Fund's liabilities in existence as of such date to the extent not otherwise reflected in any of (i) through (v) above, less (B) the combined value of any Deposit Securities irrevocably deposited by the Fund with the Trustee for the payment of principal of or interest on the Notes or with the Paying Agent for redemptions of or dividend payments with respect to the Preferred Stock.

     "Surety Assets Coverage Report" means a Surety Assets Coverage Report delivered pursuant to Section 2.02(c)(iv)(B) or Section 2.02(c)(iv)(D) hereof in form attached hereto as Annex III.

     "Surety Assets Value" means, with respect to any Eligible Portfolio Property, the quotient of the Market Value of such Eligible Portfolio Property divided by the applicable Discount Factor.

     "Surety Bond" means the Surety Bond, including any endorsements thereto, issued by Financial Security with respect to the Preferred Stock, substantially in the form attached hereto as Annex I.

     "Term of the Agreement" shall be determined as provided in Section 4.01 of this Agreement.

     "Transaction" means the issuance of the Preferred Stock, Common Stock and Notes as described in the Prospectuses and the Registration Statement, the issuance of the Surety Bond as described herein and the respective transactions contemplated thereby.

     "Trustee" means Shawmut Bank, N.A., a national banking association having its principal place of business in Boston, Massachusetts, until a successor replaces it pursuant to the Indenture and, thereafter, means the successor.

     "Type I Corporate Bonds" as of any date means Corporate Bonds whose rating is "AAA"/"Aaa" by the Rating Agencies as of such date.

     "Type II Corporate Bonds" as of any date means Corporate Bonds whose rating is "AA+"/"Aal" to "AA-"/"Aa3" by the Rating Agencies as of such date.

     "Type III Corporate Bonds" as of any date means Corporate Bonds whose rating is "A+"/"A1" to "A-"/"A3" by the Rating Agencies as of such date.

     "Type IV Corporate Bonds" as of any date means Corporate Bonds whose rating is "BBB+"/"Baal" to "BBB-"/"Ba3" by the Rating Agencies as of such date.

     "Type V Corporate Bonds" as of any date means Corporate Bonds whose rating is "BB+"/"Bal" to "BB-"/"Ba3" by the Rating Agencies as of such date.

     "Type VI Corporate Bonds" as of any date means Corporate Bonds whose rating is "B+"/"B1" to "B"/"B2" by the Rating Agencies as of such date.

     "Type VII Corporate Bonds" as of any date means Corporate Bonds whose rating is "B-"/"B3" by the Rating Agencies as of such date.

     "Type VIII Corporate Bonds" as of any date means Corporate Bonds whose S&P rating is "CCC+" as of such date and which are subordinated debt of the issuer and the issuer of which has an implied senior debt rating of "B" or higher.

     "Type IX Corporate Bonds" as of any date means Corporate Bonds whose S&P rating is "CCC" as of such date and which are subordinated debt of the issuer and the issuer of which has an implied senior debt rating of B or higher.

      "Uniform Commercial Code" means the Uniform Commercial Code as in effect in the relevant state, as the same may be amended from time to time.

     "U.S. Government Securities" means a direct obligation of the United States of America, provided that such direct obligation is entitled to the full faith and credit of the United States and that any such obligation, other than a United States Treasury bill, provides for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

     "Valuation Date" means (a) the fifteenth day of each month, or if such day is not a Business Day, the next succeeding Business Day and (b) the last Business Day of such month and (c) the next Business Day following the Fund's receipt of any written request from Financial Security that Surety Assets Value be determined. For purposes of this definition, Business Day shall mean a day on which the New York Stock Exchange is open for trading and which is not a day on which banks in New York City or Boston, Massachusetts are authorized or obligated by law or executive order to close.

     "World Bank Securities" means securities issued by the International Bank for Reconstruction and Development meeting the requirements of clauses (i), (ii) and (iv) under the definition of Rated Public Corporate Bonds.

     Generic Terms. All words used herein shall be construed to be of such gender or number as the circumstances require. This "Agreement" shall mean this Agreement as a whole and as the same may, from time to time hereafter, be amended, supplemented or modified. The words "herein," "hereby," "hereof," "hereto," "hereinabove" and "hereinbelow," and words of similar import, refer to this Agreement as a whole and not to any particular paragraph, clause or other subdivision hereof, unless otherwise specifically noted.

                                     ANNEX I
                               FORM OF SURETY BOND

OBLIGOR: Prospect Street(SM) High                      Surety Bond No.: 50074-N
 Income Portfolio Inc.

OBLIGATIONS: 300 Shares of Taxable           Date of Issuance: December 5, 1988
 Auction Rate Preferred Stock.
(Liquidation Preference $100,000 per Share)

FINANCIAL SECURITY ASSURANCE INC. ("Financial Security"), for consideration received, hereby UNCONDITIONALLY AND IRREVOCABLY GUARANTEES to each Holder, subject only to the terms of this Surety Bond (which includes Endorsement 1 hereto), the full and complete payment by the Obligor of Scheduled Payments on the Obligations.

     For the further protection of each Holder, Financial Security irrevocably and unconditionally guarantees:

          (a) payment of the amount of any payment of Scheduled Payments on the Obligations made during the Term of this Surety Bond to such Holder that is subsequently avoided in whole or in part as a preference payment under applicable federal bankruptcy law (such payment to be made by Financial Security in accordance with Endorsement 1 hereto); and

          (b) payment of any amount required to be paid under this Surety Bond by Financial Security following Financial Security's receipt of notice as described in Endorsement 1 hereto.

     Financial Security shall be subrogated to the rights of each Holder to receive payments under the Obligations to the extent of any payment by Financial Security hereunder.

     Except to the extent expressly modified by Endorsement 1 hereto, the following terms shall have the meanings specified for all purposes of this Surety Bond. "Certificate" means the Obligor's Articles of Amendment and Restatement as amended and in effect on the Date of Issuance and as subsequently amended from time to time with the written consent of Financial Security. "Insurance Agreement" means the Insurance Agreement between Financial Security and the Obligor dated as of December 1, 1988. "Scheduled Payments" means (i) payments of dividends on the Obligations which Holders of the Obligations would be entitled to receive on each Dividend Payment Date as defined in the Certificate during the Term of this Surety Bond in accordance with the terms of the Certificate, without regard to whether the Obligor has declared any such dividend or such dividend could have been legally declared by the Obligor, (ii) payment of the redemption price of Obligations without regard to whether such redemption could have been legally made by the Obligor (a) on the last date upon which the Obligor was to have redeemed the Obligations as specified in a Redemption Request pursuant to Section 5.02(b) of the Insurance Agreement in the event Financial Security has notified the Custodian that such redemption is to be a Scheduled Payment and (b) on the date upon which the Obligor is required to redeem the Obligations as a mandatory redemption pursuant to Section 5(b)(i) of
Article IV C of the Certificate and (iii) payment of the liquidation preference on the Obligations in the event of a liquidation of the Obligor during the Term of this Surety Bond on the date fixed for payment of such liquidation preference pursuant to the Certificate, provided that Financial Security shall have consented to such liquidation. For the purposes of making Scheduled Payments hereunder in the event of a liquidation of the Obligor to which Financial Security has not consented in which only a portion of the liquidation preference on the Obligations is paid, a portion of the liquidation preference shall be deemed to remain outstanding and shall be secured by this Surety Bond as to all Scheduled Payments without regard to whether the Obligor has any obligation with respect thereto. "Term of this Surety Bond" shall have the meaning set forth in Endorsement 1 hereto. "Notice of Redemption" shall mean the term as defined in the Certificate. "Redemption Request" shall mean the term as defined in the Insurance Agreement.

     This Surety Bond sets forth in full the undertaking of Financial Security, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto, or by the merger, consolidation or dissolution of the Obligor. The premiums paid in respect of this Surety Bond are nonrefundable for any reason, including payment, or provision being made for payment, of the Obligations. This Surety Bond may not be cancelled or revoked during the Term of this Surety Bond.

     In Witness Whereof, FINANCIAL SECURITY ASSURANCE INC. has caused this Surety Bond to be executed on its behalf by its Senior Vice President.

                                              FINANCIAL SECURITY ASSURANCE INC.


                                              By
                                                 ------------------------------
                                                 Senior Vice President

                                ENDORSEMENT NO. 1
                                 TO SURETY BOND

FINANCIAL SECURITY ASSURANCE INC.

OBLIGOR: Prospect Street(SM) High Income               Surety Bond No.: 50074-N
 Portfolio Inc.

OBLIGATIONS: 300 Shares of Taxable           Date of Issuance: December 5, 1988
 Auction Rate Preferred Stock
 (Liquidation Preference $100,000 per Share)

     1. "Term of This Surety Bond." The phrase "Term of this Surety Bond" means the period from and including the Date of Issuance to and including the earlier of (i) the date on which the Obligations are paid in full, (ii) the date on which all Scheduled Payments due on or prior to December 5, 1993 are paid in full or (iii) the date on which the Surety Bond is delivered to Financial Security pursuant to Section 3.03(e) of the Custody Agreement. This date may be extended pursuant to the terms of the Insurance Agreement by means of an endorsement to this Surety Bond.

     2. "Paid in Full." For purposes of the first paragraph of this Endorsement, any Obligation shall be "paid in full" when all Scheduled Payments (as defined in the Surety Bond) have been paid and any period during which any such payment could have been avoided in whole or in part as a preference payment under applicable federal bankruptcy law shall have expired before any proceeding requisite to such avoidance shall have been commenced.

     3. "Holder." The term "Holder" as used in this Surety Bond means, with respect to an Obligation, the person in whose name the Custody Receipt evidencing such Obligation is registered on the registration books maintained by the Custodian pursuant to the Custody Agreement but shall not include the Fund or any affiliates or successors thereof.

     4. "Obligations." The term "Obligations" as used in this Surety Bond means the obligations identified on the face of the Surety Bond following the heading "OBLIGATIONS" and held by the Custodian pursuant to the Custody Agreement. The number of shares of preferred stock included in the Obligations may be increased by means of an endorsement to this Surety Bond.

     5. "Business Day." The term "Business Day," as used in this Surety Bond, means a day on which banks are not authorized or required by law to be closed in either the city in which the principal office of Financial Security is located or the city in which the principal office of the Custodian is located.

     6. The term "Custodian," as used in this Surety Bond, means Bankers Trust Company, as Custodian pursuant to the Custody Agreement or any successor thereto with respect to the Custody Receipts.

     7. The term "Custody Agreement," as used in this Surety Bond, means the Custody Agreement dated as of December 1, 1988 between the Custodian and Financial Security as amended or supplemented from time to time.

     8. The term "Custody Receipt," as used in this Surety Bond, means a receipt issued by the Custodian pursuant to the Custody Agreement evidencing beneficial ownership of an Obligation or Obligations.

     9. Notices and Conditions to Payment in Respect of Scheduled Payments. Financial Security will pay any amount payable hereunder in respect of Scheduled Payments on the later to occur of (a) the second Business Day following receipt on a Business Day by Financial Security of a notice and certificate from the Custodian in the form set forth as Exhibit A to this Endorsement and (b) the date on which such Scheduled Payment was due (or, if such day is not a Business Day, then on the next succeeding Business Day). Payments due hereunder in respect of Scheduled Payments will be disbursed by Financial Security to the Custodian by wire transfer of immediately available funds. If any notice given hereunder is not in materially proper form or is otherwise insufficient for the purpose of making claim hereunder, it shall be deemed not to have been received for purposes of this paragraph, and Financial Security or the Fiscal Agent, as defined below, shall promptly so advise the Custodian, and the Custodian may submit an amended notice. Financial Security's obligations hereunder in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the Custodian as provided herein whether or not such funds are properly applied by the Custodian; provided, however, that Financial Security shall act promptly, reasonably and in good faith in obtaining from the Custodian, acting as attorney-in-fact for the Holders, or from other Holders, as necessary, the certificates and instrument of assignment required to be delivered to Financial Security as contemplated herein and in the Custody Agreement as a condition to the Custodian's release to Holders of funds drawn under the Surety Bond.

     10. Notices and Conditions to Payment of Preferences. If payment of any Scheduled Payment avoided in whole or in part as a preference payment under applicable federal bankruptcy law is required to be made under the Surety Bond, Financial Security will disburse such payment when due to be paid pursuant to the Order referred to below and in any event no earlier than the first to occur of (a) the fourth Business Day following receipt by Financial Security from the Custodian of (i) a certified copy of the order of the court which exercised jurisdiction to the effect that the Holder is required to return a payment of redemption price, liquidation preference or dividend constituting a Scheduled Payment and paid on the Obligation during the Term of this Surety Bond because such payment was an avoidable preference under applicable federal bankruptcy law (the "Order"), (ii) a certificate of the Holder that the Order has been entered and is not subject to any stay and (iii) an assignment duly executed and delivered by the Holder, in such form as is reasonably required by Financial Security and provided to the Holder by Financial Security or the Custodian, irrevocably assigning to Financial Security all rights and claims of the Holder relating to or arising under the Obligation against the estate of Obligor or otherwise (provided that if such certified copy, certificate and assignment are received on a day that is not a Business Day or after 12:00 noon, New York City time, on any Business Day, Financial Security shall make such payment on the fifth Business Day following such date), and (b) the date of receipt by Financial Security from the Custodian of the items referred to in clauses (i),
(ii) and (iii) above if, at least four Business Days prior to such date of receipt, Financial Security shall have received written notice from the Custodian that such items were to be delivered on such date of receipt and such date of receipt was specified in such notice (provided that if such notice is received on a day that is not a Business Day or after 12:00 noon, New York City time, on any Business Day, such notice shall be deemed to have been received on the next succeeding Business Day). Such payment shall be disbursed to the receiver, conservator, debtor-in-possession, trustee in bankruptcy or other person named in the Order and not to the Custodian or any Holder directly unless the Custodian or such Holder has been required previously to disgorge all or part of such payment, as demonstrated to the satisfaction of Financial Security, in which event such payment shall to such extent be paid directly to the Custodian or the Holder, as the case may be. In connection with the foregoing, Financial Security shall have the rights provided pursuant to Section 3.09 of the Custody Agreement.

     12. Governing Law. The Surety Bond is being issued under and pursuant to, and shall be construed under and governed by, the laws of the State of New York.

     13. Fiscal Agent. At any time during the Term of this Surety Bond, Financial Security may appoint a fiscal agent (the "Fiscal Agent") for purposes of this Surety Bond by written notice to the Custodian specifying the name and notice address of the Fiscal Agent. From and after the date of receipt of such notice by the Custodian, (i) copies of all notices and documents required to be delivered to Financial Security pursuant to this Surety Bond shall be simultaneously delivered to the Fiscal Agent and to Financial Security and shall not be deemed received until received by both and (ii) all payments required to be made by Financial Security under this Surety Bond may be made directly by Financial Security or by the Fiscal Agent on behalf of Financial Security. The Fiscal Agent is the agent of Financial Security only and the Fiscal Agent shall in no event be liable to Holders for any acts of the Fiscal Agent or any failure of Financial Security to deposit, or cause to be deposited, sufficient funds to make payments due under the Surety Bond.

     14. Waiver of Defenses. To the fullest extent permitted by applicable law, Financial Security agrees not to assert, and hereby waives, for the benefit of each Holder, all rights (whether by counterclaim, setoff or otherwise) and defenses (including the defense of fraud, including fraud in the inducement), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to Financial Security to avoid payment of its obligations under this Surety Bond in accordance with the express provisions of this Surety Bond.

     15. Increase in Coverage. Financial Security may, by endorsement to this Surety Bond, increase the number of shares of Obligations to be covered by this Surety Bond.

     IN WITNESS WHEREOF, FINANCIAL SECURITY ASSURANCE INC. has caused this Endorsement No. 1 to be executed by its Senior Vice President.

                                               FINANCIAL SECURITY ASSURANCE INC.

                                               By
                                                 ------------------------------
                                                 Senior Vice President

                                                                      Exhibit A
                                                           To Endorsement No. 1

                               NOTICE FOR PAYMENT
                              UNDER THE SURETY BOND

Financial Security Assurance Inc.
350 Park Avenue
New York, NY 10022

        The undersigned, a duly authorized officer of Bankers Trust Company (the "Custodian"), hereby certifies to Financial Security Assurance Inc. ("Financial Security"), with reference to Surety Bond No. 50074-N dated December 5, 1988 (the "Surety Bond") issued by Financial Security in respect
of       shares of Taxable Auction Rate Preferred Stock (Liquidation Preference
$100,000 per share) issued by Prospect Street(SM) High Income Portfolio Inc. (the "Obligations"), that:

          (i) the Custodian is the Custodian under the Custody Agreement dated as of December 1, 1988 between the Surety and the Custodian, as amended or supplemented from time to time;

          (ii) either (a) the Custodian has not received by [insert due date of Scheduled Payment] the full amount of the Scheduled Payment on the Obligations due on such date and has been notified by the Paying Agent for the Obligations (the "Paying Agent") that it will not receive such payment or (b) the Custodian has been notified by the Paying Agent, prior to the due date, that the Custodian will not receive the full amount of such Scheduled Payment due on such date, and the additional amount necessary for the Custodian to have an amount equal to the Scheduled Payment is (the "Shortfall");

          (iii) the Custodian is making a claim under the Surety Bond for the Shortfall to be applied to the payment of the Scheduled Payment referred to in (ii) above;

          (iv) the Custodian (or its nominee or its agent's nominee) is the registered owner of the Obligations and holds evidence of the Custodian's right to receive payment of the Scheduled Payment and, upon delivery of the appropriate instruments of assignment from Holders pursuant to (v) hereof, will assign to Financial Security the Custodian's rights as registered owner with respect to the Obligations to the same extent as provided in such instruments of assignment from the Holders, such assignment to be contingent upon Financial Security's continued performance of its obligations under the Surety Bond; provided, however, that any assignment of rights with respect to Shortfalls which have been paid by Financial Security shall continue until such amounts have been recovered by Financial Security; and

          (v) the Custodian shall as to each Holder for whom the Custodian shall act as attorney-in-fact pursuant to Section 3.03(b) of the Custody Agreement, present to Financial Security (x) appropriate instruments of assignment in a form satisfactory to and provided by Financial Security to the effect provided in Section 3.03(b) of the Custody Agreement and (y) appropriate instruments in a form satisfactory to and provided by Financial Security to effect the appointment of Financial Security as agent for such Holder to the extent set forth in the Surety Bond and in the Custody Agreement in any legal proceeding with respect to the Obligations including specifically the right to vote with respect to the Obligations.

          Upon such disbursement, Financial Security shall be subrogated to the extent of any payments made by it pursuant to the Surety Bond to all of the Custodian's rights and the rights of the Holders with respect to the Scheduled Payment to which such disbursement relates.

     Any capitalized term used in this Notice for Payment under the Surety Bond and not defined herein shall have the meaning assigned thereto in the Surety Bond.

    IN WITNESS WHEREOF, the Custodian has executed and delivered this Notice
for Payment under the Surety Bond as of the     day of                ,        .

                                              _________________________________

                                              By     __________________________

                                              Title  __________________________


For Fiscal Agent Use Only

Wire transfer sent on ________________________by ______________________________

Confirmation Number ____________________________________-

                                    ANNEX II
                      FORM OF SURETY ASSETS COVERAGE REPORT

     Valuation as of         , 19 ("Valuation Date")

     This Surety Assets Coverage Report is delivered pursuant to [Section 2.02(iv)(B)] or [Section 2.02(iv)(D)] of that certain Insurance Agreement dated as of December 1, 1988 (the "Agreement") between Financial Security Assurance Inc. ("Financial Security") and Prospect Street(SM) High Income Portfolio Inc. (the "Fund"). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Agreement Calculations of the Surety Assets Value of Eligible Portfolio Property are based on such principal amounts as of the Valuation Date. The undersigned, acting as a duly authorized representative of the Fund, does hereby certify as follows:

          (i) the Fund has calculated the Market Value of each item included as Eligible Portfolio Property as of the Valuation Date, with the related calculations being set forth in the attached report which schedule sets forth separately the principal balance of each such item (each of which has been determined pursuant to the definition of Market Value) and the Discount Factor applied thereto (determined by the Fund in accordance with the applicable definition of "Discount Factor");

          (ii) the Fund has calculated the Discounted Value of each item of the Eligible Portfolio Property as of the Valuation Date, the results of such calculations being set forth in Schedule I attached hereto;

          (iii) the Fund has calculated the Surety Assets Coverage as of the Valuation Date, such calculation being set forth in the attached schedule;

          (iv) the Fund has totaled the Surety Assets Values for all items included as Eligible Portfolio Property, such total being set forth in the attached schedule;

          (v) the aggregate amount referred to in clause (iv) above is equal to or in excess of the amount referred to in clause (iii) above, and therefore, the Surety Assets Coverage has been met, or, in the event the aggregate amount referred to in clause (v) above is less than the amount referred to in clause (iv) above, set forth below is a statement to such effect and the amount of any such deficiency;

          (vi) as of             , each item of the Eligible Portfolio Property
     as set forth in Schedule I attached hereto, is Eligible Portfolio
     Property and each such item of the Eligible Portfolio Property set forth in
     Schedule I attached hereto conforms in all material respects to the definition of such item contained in the Eligible Portfolio Property;

          (vii) as of the Valuation Date, Deposit Securities are required by
     Section 2.04(c) or 2.04(f) of the Agreement in the amount of $ and are identified in Schedule I hereto; and

          (viii) as of the Valuation Date, the Fund knows of no Event of Default or Default which has occurred. IN WITNESS WHEREOF, I have hereunto signed
     my name this day of                   , 19.


                                         ______________________________________
                                         Authorized  Officer

                                    ANNEX III

                 LETTER REVIEWING SURETY ASSETS COVERAGE REPORT

     A letter reviewing the Surety Assets Coverage Report, as required to be delivered by the Insurance Agreement (the "Agreement") dated as of December 1, 1988, between Financial Security Assurance Inc. and Prospect Street(SM) High Income Portfolio Inc. (terms used herein and not defined shall have the meaning set forth in the Agreement), shall be prepared by the independent public accountants of the Fund, shall be addressed to the Fund and shall be substantially to the effect that:

          (i) the independent public accountants have read the Surety Assets Coverage Report for the current Valuation Date (the "Report");

          (ii) with respect to the issue size compliance, issuer diversification and industry diversification calculations, such calculations and the resulting eligible portfolio market value and discounted eligible portfolio market value calculations are numerically correct;

          (iii) with respect to the Surety Assets Coverage calculation, such calculation has been compared with the definition of Surety Assets Coverage in the Insurance Agreement and is calculated in accordance with such definition, and the results of such calculation have been recalculated and are numerically correct;

          (iv) with respect to the S&P's rating on Corporate Bonds, issuer name, issue size and coupon rate listed in the Report, that information has been traced and agrees with the information listed in The Standard & Poor's Bond Guide (in the event such information does not agree or such information is not listed in The Standard & Poor's Bond Guide, the independent accountants will inquire of S&P's what such information is, and provide a listing in their letter of such differences, if any);

          (v) with respect to the Moody's rating on Corporate Bonds, issuer name, issue size and coupon rate listed in the Report, that information has been traced and agrees with the information listed in the Moody's Bond Survey (in the event such information does not agree or such information is not listed in Moody's Bond Survey, the independent accountants will inquire of Moody's what such information is, and provide a listing in their letter of such differences, if any);

          (vi) with respect to the lower of two bid prices (or alternative permissible factors used in calculating the Market Value as provided in the
     Agreement) provided by                          to the Fund for purposes of
     valuing securities in the portfolio, the independent public accountants have traced the price used in the Report to the lower of the two bid prices
     listed in the report provided by                          and verified that
     such information agrees with the bid prices contained in the report (in the event such information does not agree, the independent public accountants will provide a listing in their letter of such differences); and

          (vii) with respect to the description of each security included in the Report, the description of Eligible Portfolio Property has been compared to the definition of Eligible Portfolio Property contained in the Agreement, and the description as appearing in the Report agrees with the definition of Eligible Portfolio Property as described in the Agreement.

     Each such letter may state that: such independent public accountants have made no independent verification of the accuracy of the description of the investment securities listed in the Report or the market value of those securities nor have they performed any procedures other than those specifically outlined above for the purposes of issuing such letter; unless otherwise stated in the letter, the procedures specified therein were limited to a comparison of numbers or a verification of specified computations applicable to numbers appearing in the Report and the schedule(s) thereto; the foregoing procedures do not constitute an examination in accordance with generally accepted auditing standards and the Report contained in the letter does not extend to any of the Fund's financial statements taken as a whole; such independent accountants do not express an opinion as to whether such procedures would enable such independent accountants to determine that the methods followed in the preparation of the Report would correctly determine the Market Value or Surety Assets Value of the investment portfolio; accordingly, such independent accountants express no opinion as to the information set forth in the Report or in the schedule(s) thereto and make no representations as to the sufficiency of the procedures performed for the purposes of the Agreement.

     Such letter shall also state that the accountants are "independent public accountants" with respect to the Fund within the meaning of Rule 101 of the Rules of Conduct of the American Institute of Certified Public Accountants.